                                                                     Exhibit 2.1



                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                               SEPTEMBER 28, 2003

                                  BY AND AMONG

                         MANULIFE FINANCIAL CORPORATION,

                      JOHN HANCOCK FINANCIAL SERVICES, INC.

                                       AND

                           JUPITER MERGER CORPORATION

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                                TABLE OF CONTENTS

                                                                                                          PAGE
Article I THE MERGER....................................................................................    1
    Section 1.1   Effective Time of Merger..............................................................    1
    Section 1.2   Closing...............................................................................    2
    Section 1.3   Effects of the Merger.................................................................    2
    Section 1.4   Certificate of Incorporation and By-Laws..............................................    2
    Section 1.5   Surviving Corporation Officers and Directors..........................................    2
    Section 1.6   Alternative Structure.................................................................    2

Article II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE
    OF CERTIFICATES.....................................................................................    3
    Section 2.1   Effect on Capital Stock...............................................................    3
    Section 2.2   Surrender and Payment.................................................................    4
    Section 2.3   Fractional Shares.....................................................................    6
    Section 2.4   Lost, Stolen or Destroyed Certificates................................................    6
    Section 2.5   Options and Other Company Stock Awards................................................    6
    Section 2.6   Certain Adjustments...................................................................    8

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................    9
    Section 3.1   Organization, Standing and Power; Subsidiaries........................................    9
    Section 3.2   Capitalization........................................................................   11
    Section 3.3   Authority.............................................................................   12
    Section 3.4   SEC Documents; Undisclosed Liabilities................................................   14
    Section 3.5   Insurance Reports.....................................................................   15
    Section 3.6   Permits; Compliance with Applicable Laws..............................................   16
    Section 3.7   Insurance Business....................................................................   17
    Section 3.8   Reserves..............................................................................   18
    Section 3.9   Separate Accounts.....................................................................   18
    Section 3.10  Bank Subsidiaries.....................................................................   19
    Section 3.11  Broker-Dealer Subsidiaries............................................................   19
    Section 3.12  Investment Adviser Subsidiaries; Funds; Clients.......................................   20
    Section 3.13  Legal Proceedings.....................................................................   22
    Section 3.14  Taxes.................................................................................   23
    Section 3.15  Certain Agreements....................................................................   25
    Section 3.16  Employee Benefit Plans................................................................   26
    Section 3.17  Labor Relations.......................................................................   28
    Section 3.18  Absence of Certain Changes or Events..................................................   28
    Section 3.19  Dividends.............................................................................   29
    Section 3.20  Intellectual Property.................................................................   29
    Section 3.21  Environmental Matters.................................................................   29
    Section 3.22  Investments...........................................................................   30
    Section 3.23  Risk Management Instruments...........................................................   30
    Section 3.24  Reinsurance...........................................................................   31

                                       i




                                                                                                          PAGE
    Section 3.25  Demutualization.......................................................................   31
    Section 3.26  Brokers or Finders....................................................................   31
    Section 3.27  Opinion of the Company Financial Advisor..............................................   31
    Section 3.28  Board Approval; Anti-Takeover Statutes................................................   31
    Section 3.29  Vote Required.........................................................................   32
    Section 3.30  Company Rights Agreement..............................................................   32
    Section 3.31  Employment Continuation Agreements....................................................   32
    Section 3.32  No Other Representations and Warranties...............................................   32

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CO. .....................................   32
    Section 4.1   Organization, Standing and Power; Subsidiaries........................................   33
    Section 4.2   Capitalization........................................................................   34
    Section 4.3   Authority.............................................................................   35
    Section 4.4   Public Documents; Undisclosed Liabilities.............................................   36
    Section 4.5   Insurance =Reports.....................................................................   38
    Section 4.6   Permits; Compliance with Applicable Laws..............................................   38
    Section 4.7   Insurance Business....................................................................   40
    Section 4.8   Reserves..............................................................................   40
    Section 4.9   Separate Accounts.....................................................................   40
    Section 4.10  Bank Subsidiaries.....................................................................   41
    Section 4.11  Broker-Dealer Subsidiaries............................................................   41
    Section 4.12  Investment Adviser Subsidiaries; Funds; Clients.......................................   42
    Section 4.13  Legal Proceedings.....................................................................   44
    Section 4.14  Taxes.................................................................................   44
    Section 4.15  Certain Agreements....................................................................   46
    Section 4.16  Employee Benefit Plans................................................................   47
    Section 4.17  Labour Relations......................................................................   49
    Section 4.18  Absence of Certain Changes or Events..................................................   49
    Section 4.19  Intellectual Property.................................................................   50
    Section 4.20  Environmental Matters.................................................................   50
    Section 4.21  Investments...........................................................................   50
    Section 4.22  Risk Management Instruments...........................................................   51
    Section 4.23  Reinsurance...........................................................................   51
    Section 4.24  Demutualization.......................................................................   51
    Section 4.25  Brokers or Finders....................................................................   51
    Section 4.26  Opinion of Parent Financial Advisor...................................................   51
    Section 4.27  Board Approval; Anti-Takeover Statutes................................................   51
    Section 4.28  Merger Co. Board Approval.............................................................   51
    Section 4.29  Interim Operations of Merger Co. .....................................................   52
    Section 4.30  No Other Representations and Warranties...............................................   52

Article V COVENANTS RELATING TO CONDUCT OF BUSINESS.....................................................   52
    Section 5.1   Covenants of the Company..............................................................   52
    Section 5.2   Covenants of Parent...................................................................   58
    Section 5.3   Notice of Certain Events..............................................................   60
    Section 5.4   Control of Other Party's Business.....................................................   60

                                       ii




                                                                                                          PAGE
    Section 5.5   Reinsurance...........................................................................   60

Article VI ADDITIONAL AGREEMENTS........................................................................   60
    Section 6.1   Preparation of Proxy Statement; Stockholders Meetings.................................   60
    Section 6.2   Access to Information; Confidentiality................................................   62
    Section 6.3   Reasonable Best Efforts...............................................................   63
    Section 6.4   Acquisition Proposals.................................................................   65
    Section 6.5   Affiliates............................................................................   68
    Section 6.6   Stock Exchange Listing................................................................   68
    Section 6.7   ERISA Fiduciary.......................................................................   68
    Section 6.8   Fees and Expenses.....................................................................   68
    Section 6.9   Indemnification; Directors' and Officers' Insurance...................................   68
    Section 6.10  Public Announcements..................................................................   70
    Section 6.11  Qualification of Company Fund Clients.................................................   70
    Section 6.12  Post-Closing Operations...............................................................   70
    Section 6.13  Integration Team......................................................................   71
    Section 6.14  Parent Officers and Directors.........................................................   71
    Section 6.15  Bank Regulatory Matters...............................................................   72
    Section 6.16  Employee Benefits.....................................................................   72
    Section 6.17  Parent Vote...........................................................................   74

Article VII CONDITIONS PRECEDENT........................................................................   74
    Section 7.1   Conditions to Each Party's Obligation To Effect the Merger............................   74
    Section 7.2   Conditions to Obligations of Parent and Merger Co.....................................   75
    Section 7.3   Conditions to Obligations of the Company..............................................   75

Article VIII TERMINATION AND AMENDMENT..................................................................   76
    Section 8.1   Termination...........................................................................   76
    Section 8.2   Effect of Termination.................................................................   78
    Section 8.3   Amendment.............................................................................   79
    Section 8.4   Extension; Waiver.....................................................................   79

Article IX GENERAL PROVISIONS...........................................................................   79
    Section 9.1   Non-survival of Representations, Warranties and Agreements............................   79
    Section 9.2   Notices...............................................................................   80
    Section 9.3   Interpretation; Construction..........................................................   81
    Section 9.4   Counterparts..........................................................................   81
    Section 9.5   Entire Agreement; No Third Party Beneficiaries........................................   81
    Section 9.6   Governing Law; Jurisdiction...........................................................   81
    Section 9.7   Severability..........................................................................   82
    Section 9.8   Assignment............................................................................   82
    Section 9.9   Enforcement...........................................................................   82
    Section 9.10  WAIVER OF JURY TRIAL..................................................................   83

                                       iii




Exhibits

Exhibit A: Form of Amended and Restated Certificate of Incorporation of the
           Company
Exhibit B: Form of Affiliate Letter

                                       iv




                             Index of Defined Terms

                        Defined Term                                   Section
                        ------------                                   -------
Acquisition Proposal.........................................             6.4(a)
Action.......................................................            3.13(a)
Agreement....................................................           Recitals
Benefits Continuation Period.................................            6.16(a)
BHC Act......................................................               3.10
Burdensome Condition.........................................             6.3(e)
business day.................................................             9.3(a)
Canadian Antitrust Approvals.................................             3.3(c)
Canadian GAAP................................................             4.4(b)
Canadian Insurance Approvals.................................             3.3(c)
Canadian Pension Plans.......................................            4.16(a)
Certificate of Merger........................................                1.1
Certificates.................................................             2.2(a)
Change in Company Recommendation.............................             6.1(b)
Closing......................................................                1.2
Closing Date.................................................                1.2
Code.........................................................           Recitals
Company......................................................           Recitals
Company Actuarial Reports....................................             3.7(b)
Company Advisory Client......................................            3.12(a)
Company Advisory Contract....................................            3.12(a)
Company Advisory Entities....................................            3.12(a)
Company Annual Report........................................             3.4(c)
Company Bank.................................................             3.3(c)
Company Bank Subsidiaries....................................               3.10
Company Board Approval.......................................               3.28
Company Broker-Dealer Subsidiaries...........................            3.11(a)
Company Common Stock.........................................             2.1(a)
Company Contracts............................................               3.15
Company Director.............................................            6.14(b)
Company Disclosure Schedule..................................        Article III
Company DSU..................................................             2.5(b)
Company Financial Advisor....................................               3.26
Company Fund Client..........................................            3.12(a)
Company HIPAA/Privacy Remediation Plan ......................             3.7(c)
Company Insurance Approvals..................................             3.3(c)
Company Insurance Contracts .................................             3.7(a)
Company Insurance Entities...................................                3.5
Company Investments..........................................            3.22(a)
Company Option...............................................             2.5(a)
Company Permits..............................................             3.6(a)
Company Plans................................................            3.16(a)
Company Preferred Stock......................................             3.2(a)

                                       v




                        Defined Term                                    Section
                        ------------                                    -------
Company Rights...............................................             3.2(a)
Company Rights Agreement.....................................             3.2(a)
Company Recommendation.......................................             6.1(b)
Company SAP Statements.......................................                3.5
Company SEC Documents........................................             3.4(a)
Company Separate Account.....................................             3.9(a)
Company Stock Awards.........................................             2.5(a)
Company Stock Plans..........................................             2.5(a)
Company Stockholders Meeting.................................             6.1(b)
Company Trust Account Shares.................................             3.2(d)
Company Vote.................................................               3.29
Company's Current Premium....................................             6.9(b)
Competition Act..............................................             3.3(c)
Confidentiality Agreement....................................             6.2(b)
Constituent Corporations.....................................                1.3
Contract.....................................................               3.15
Controlled Group.............................................            3.16(b)
Deferred Compensation Plans..................................             2.5(b)
Designated State Insurance Approvals.........................             3.3(c)
DGCL.........................................................           Recitals
Effective Time...............................................                1.1
Environmental Laws...........................................               3.21
ERISA........................................................            3.16(a)
Exchange Act.................................................             3.3(c)
Exchange Agent...............................................             2.2(a)
Exchange Ratio...............................................             2.1(b)
Expenses.....................................................             8.2(b)
Form BD......................................................            3.11(a)
Form F-4.....................................................             6.1(a)
Governmental Entity..........................................             3.3(c)
Hazardous Substance..........................................               3.21
HIPAA .......................................................             3.7(c)
HSR Act......................................................             3.3(c)
Indemnified Parties..........................................             6.9(a)
Injunction...................................................             7.1(g)
Insurance Filings............................................             6.3(c)
Insurance Laws...............................................                3.5
Integration..................................................               6.13
Integration Chair............................................               6.13
Intellectual Property........................................            3.20(b)
Investment Advisers Act......................................            3.12(d)
Investment Company Act.......................................             3.9(a)
Investment Vehicles..........................................             3.1(b)
Investment Policy............................................            3.22(a)
IRS..........................................................            3.14(b)

                                       vi




                        Defined Term                                   Section
                        ------------                                   -------
Issuance.....................................................               4.27
Laws.........................................................             3.6(b)
Lien.........................................................             3.1(b)
Material Adverse Effect......................................             3.1(a)
MEC..........................................................            3.14(j)
Merger.......................................................           Recitals
Merger Co....................................................           Recitals
Merger Co. Common Stock......................................             2.1(c)
Merger Consideration.........................................             2.1(b)
NAIC.........................................................             3.6(b)
NASD.........................................................            3.11(a)
NYSE.........................................................                2.3
Order........................................................            3.13(a)
Other Insurance Approvals....................................             3.3(c)
Parent.......................................................           Recitals
Parent Actuarial Analyses....................................             4.7(b)
Parent Advisory Client.......................................            4.12(a)
Parent Advisory Contract.....................................            4.12(a)
Parent Advisory Entities.....................................            4.12(a)
Parent Annual Report.........................................             4.4(c)
Parent Board Approval........................................               4.27
Parent Broker-Dealer Subsidiaries............................            4.11(a)
Parent Class A Shares........................................             4.2(a)
Parent Class B Shares........................................             4.2(a)
Parent Common Shares.........................................             2.1(a)
Parent Contracts.............................................               4.15
Parent Disclosure Schedule...................................         Article IV
Parent DSU...................................................             2.5(b)
Parent Financial Advisors....................................               4.25
Parent Fund Client...........................................            4.12(a)
Parent Insurance Contracts...................................             4.7(a)
Parent Insurance Entities....................................                4.5
Parent Investments...........................................               4.21
Parent Option................................................             2.5(a)
Parent Permits...............................................             4.6(a)
Parent Plans.................................................            4.16(a)
Parent Preferred Shares......................................             4.2(a)
Parent Public Documents......................................             4.4(a)
Parent Reinsurance Agreements................................               4.23
Parent Restricted Shares.....................................        2.5(a)(iii)
Parent SAP Statements........................................                4.5
Parent Separate Account......................................             4.9(a)
Parent Share Awards..........................................             2.5(a)
Parent Trust Account Shares..................................             4.2(d)
PBGC.........................................................            3.16(e)

                                      vii




                        Defined Term                                   Section
                        ------------                                   -------
Permits .....................................................             3.6(a)
Person.......................................................             2.2(d)
Proxy Statement/Prospectus...................................             6.1(a)
Public Proposal..............................................             8.2(b)
Required Company Vote........................................               3.29
Requisite Regulatory Approvals...............................             7.1(e)
Restricted Stock.............................................             2.5(a)
SAP..........................................................                3.5
Sarbanes-Oxley Act...........................................             3.4(a)
Scheduled Plan...............................................            6.16(c)
SEC..........................................................             3.3(c)
Securities Act...............................................             3.2(c)
Significant Subsidiary.......................................             3.1(b)
Sponsored....................................................            3.12(a)
Stock Exchange Approvals.....................................             3.3(c)
Subsidiary...................................................             3.1(b)
Superior Proposal............................................             6.4(e)
Surviving Corporation........................................                1.3
tax..........................................................               3.14
tax return...................................................               3.14
taxable......................................................               3.14
taxes........................................................               3.14
Termination Date.............................................             8.1(c)
Termination Fee..............................................             8.2(b)
Transfer Taxes...............................................             6.8(b)
TSX..........................................................             3.3(c)
U.S..........................................................             2.2(g)
US GAAP......................................................             3.4(b)
Violation....................................................             3.3(b)
Voting Debt..................................................             3.2(b)

                                      viii




                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 28, 2003 among MANULIFE FINANCIAL CORPORATION, a corporation organized under the laws of Canada ("Parent"), JOHN HANCOCK FINANCIAL SERVICES, INC., a corporation organized under the laws of Delaware (the "Company"), and JUPITER MERGER CORPORATION, a corporation organized under the laws of Delaware and a direct wholly-owned subsidiary of Parent ("Merger Co.").

                              W I T N E S S E T H:

                  WHEREAS, each of the respective Boards of Directors of Parent, Merger Co. and the Company has approved, and deemed it advisable and in the best interests of its shareholders, in the case of Parent, and stockholders, in the case of Merger Co. and the Company, to consummate, the business combination transaction provided for herein in which Merger Co. would merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such business combination, the Boards of Directors of Parent, Merger Co. and the Company have each approved and declared advisable this Agreement providing for the Merger in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Parent, Merger Co. and the Company intend the Merger to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder (the "Code"); and

                  WHEREAS, Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  Section 1.1 Effective Time of Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable following the Closing. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is agreed upon in writing by Parent and the Company and provided in the Certificate of Merger (the "Effective Time").




                  Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on the date that is two business days after satisfaction or waiver (subject to applicable Laws) of the conditions (excluding conditions that, by their terms, are to be satisfied on the Closing Date but subject to satisfaction or waiver of such conditions) set forth in Article VII, or at such other time or date as agreed to in writing by the parties hereto (the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as agreed to in writing by the parties hereto.

                  Section 1.3 Effects of the Merger. At the Effective Time, Merger Co. shall be merged with and into the Company and the separate existence of Merger Co. shall cease. The Merger will have the effects set forth in the DGCL. As used in this Agreement, "Constituent Corporations" shall mean each of Merger Co. and the Company, and, subject to Section 1.6, "Surviving Corporation" shall mean the Company or, as provided in Section 1.6, Merger Co., at and after the Effective Time, as the surviving corporation in the Merger.

                  Section 1.4 Certificate of Incorporation and By-Laws. At the Effective Time, the certificate of incorporation of the Company or, if Merger Co. is the Surviving Corporation, Merger Co., as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety in the form attached hereto as Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Laws. If the Company is the Surviving Corporation, it shall take all requisite action such that, at the Effective Time, the by-laws of the Surviving Corporation shall be amended so as to read in their entirety in the form of the by-laws of Merger Co. as in effect immediately prior to the Effective Time.

                  Section 1.5 Surviving Corporation Officers and Directors. The Company or, if Merger Co. is the Surviving Corporation, Merger Co., shall take all requisite action such that, immediately following the Effective Time, (a) the officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time; and (b) the directors of the Surviving Corporation shall be those Persons that are the directors of the Company on the date hereof (other than any such Persons who cease to be directors prior to the Effective Time), any Persons appointed or elected to the Board of Directors of the Company after the date hereof that Parent agrees may serve on the Board of Directors of the Surviving Corporation and Dominic D. D'Alessandro. In addition, it is contemplated that an individual who is a member of the board of directors of Parent immediately prior to the Effective Time will join the board of directors of the Surviving Corporation at the time of the appointment of the Parent director referred to in the first sentence of Section 6.14(b).

                  Section 1.6 Alternative Structure. In lieu of Merger Co. being merged with and into the Company, Parent shall have the right to irrevocably elect by written notice given to the Company, and upon the terms and subject to the conditions set forth in this Agreement, to cause the "Merger" to be a merger of the Company with and into Merger Co. at the Effective Time, in which case, following the "Merger", the separate corporate existence of the Company shall cease and Merger Co. shall continue as the Surviving Corporation; provided that
(i) such change shall not delay the Merger or any of the other transactions contemplated hereby in any respect and (ii) such change shall not affect the Merger Consideration to be received by the stockholders of the Company or the qualification of the "Merger" as a reorganization within the meaning of Section 368 of the Code or otherwise prejudice the Company, its stockholders or, with respect to Section 6.9, any third party beneficiary thereof or in any other way affect the corporate governance structure of Parent, the Company or the Surviving Corporation as contemplated by this Agreement. In the event that such change is to be effected, Parent, the Company and Merger Co. shall, subject to the foregoing, take any action necessary to permit the provisions of this Article I to be effective and shall make such other changes that are necessary to be made to reflect the change in the structure that has occurred, to the extent it does not prejudice the Company or its stockholders.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock:

                  (a) Cancellation of Treasury Stock. All shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") that are owned by the Company as treasury stock shall be canceled and shall cease to exist and no common shares of Parent (the "Parent Common Shares") or other consideration shall be delivered in exchange therefor.

                  (b)      Conversion of the Company Common Stock. Subject to
Section 2.3, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a) and shares (other than shares held in trust accounts, managed accounts and the like or otherwise held, directly or indirectly, in a fiduciary, nominee or custodial capacity that are beneficially owned by third parties (including shares held by mutual funds)) that are owned by Parent, Merger Co. or any other wholly-owned Subsidiary of Parent, which shall be canceled at the Effective Time and shall cease to exist) shall be converted into the right to receive 1.1853 (the "Exchange Ratio") fully paid and nonassessable Parent Common Shares (together with any cash paid in respect of fractional shares in accordance with Section 2.3, the "Merger Consideration"). Upon such conversion, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each Certificate shall thereafter represent only the right to receive the Merger Consideration in respect of such shares upon the surrender of the Certificate representing such shares in accordance with Section 2.2.

                  (c) Merger Co. Capital Stock. All shares of common stock, par value $0.01 per share, of Merger Co. ("Merger Co. Common Stock") outstanding immediately prior to the Effective Time, collectively, shall be converted into and become one fully paid and nonassessable share of redeemable preferred stock, par value $0.01 per share, of the Surviving Corporation.

                  (d) Issuance of Surviving Corporation Common Stock. In exchange for, and in consideration of, (i) the issuance of Parent Common Shares as part of the Merger Consideration for the benefit of Merger Co. pursuant to this Agreement, and (ii) the payment of $10 by Parent to the Surviving Corporation, the Surviving Corporation will issue to Parent, at the Effective Time, 1,000 fully paid and nonassessable shares of common stock, par value of $0.01 per share, of the Surviving Corporation.

                  Section 2.2 Surrender and Payment. (a) Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates which immediately prior to the Effective Time evidenced shares of Company Common Stock (the "Certificates") for the Merger Consideration. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, the Merger Consideration to be exchanged or paid in accordance with this Article
II. Parent shall send, or shall cause the Surviving Corporation or the Exchange Agent to send, to each holder of record of shares of Company Common Stock immediately prior to the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), promptly after the Effective Time but in no event more than five (5) Business Days following the Effective Time, (i) a letter of transmittal for use in such exchange (which shall, prior to the Effective Time, be in form and substance reasonably satisfactory to Parent and the Company and shall specify that the delivery shall be effected, and risk of loss and title in respect of the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions to effect the surrender of the Certificates in exchange for the Merger Consideration.

                  (b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal covering such shares and such other documents as the Exchange Agent may reasonably require, shall be entitled to receive as promptly as practicable the Merger Consideration payable in respect of such shares of Company Common Stock. The holder of such Certificate, upon its delivery thereof to the Exchange Agent, shall also receive any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). Certificates surrendered shall forthwith be canceled as of the Effective Time. Until so surrendered, each such Certificate, following the Effective Time, shall represent for all purposes only the right to receive such Merger Consideration and any other amounts payable pursuant to Section 2.2(c).

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares such holder is entitled to receive until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Section 2.2. Subject to applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with respect to such whole Parent Common Shares with a record date after the Effective Time and a payment date prior to such surrender.

                  (d) If any certificate for Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance thereof that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall have paid to the Exchange Agent any transfer or other taxes required as a result of the issuance of a certificate for Parent Common Shares in any name other than that in which the Certificate is registered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  (e) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, any Certificate formerly representing shares of Company Common Stock is presented to the Surviving Corporation, it shall be canceled and exchanged for the Merger Consideration and any other amounts provided for, and in accordance with the procedures set forth, in this Article II.

                  (f) None of Parent, Merger Co., the Company or any of their respective Subsidiaries or affiliates shall be liable to any holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

                  (g) The Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of shares of Company Common Stock, and from any cash dividends or other distributions that the holder is entitled to receive under Section 2.2(c), such amounts as the Exchange Agent, the Surviving Corporation or Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of United States ("U.S.") federal, state or local tax Laws, Canadian federal or provincial tax Laws or any other non-U.S. tax Laws. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, such amounts withheld from the Merger Consideration and other such amounts payable under
Section 2.2(c) shall be treated for all purposes of this Agreement as having been received by the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Exchange Agent, the Surviving Corporation or Parent.

                  (h) Any portion of the certificates evidencing the Parent Common Shares, the cash to be paid in respect of fractional shares and the cash or other property in respect of dividends or other distributions supplied to the Exchange Agent which remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.2 prior to the time of demand shall thereafter look only to Parent or the Surviving Corporation for payment of the Merger Consideration and any dividends or distributions with respect to Parent Common Shares to which they are entitled pursuant to Section 2.2(c), in each case, without interest.

                  Section 2.3 Fractional Shares. No certificates or scrip representing less than one Parent Common Share shall be issued in exchange for shares of Company Common Stock upon the surrender for exchange of a Certificate. In lieu of any such fractional share, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of Certificates for exchange shall be paid upon such surrender (and after taking into account and aggregating shares of Company Common Stock represented by all Certificates surrendered by such holder) cash (without interest) in U.S. dollars in an amount equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account and aggregating all shares of Company Common Stock represented by all Certificates surrendered by such holder) would otherwise be entitled by (b) the closing price for a Parent Common Share on the New York Stock Exchange (the "NYSE") trading session on the last trading day immediately preceding the Effective Time.

                  Section 2.4 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and any dividends or other distributions as may be required pursuant to this Article II in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Certificates; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  Section 2.5 Options and Other Company Stock Awards. (a) At and after the Effective Time: (i) the Company shall take all requisite action such that, at the Effective Time, all options granted by the Company to purchase shares of the Company Common Stock (each, a "Company Option") and all other awards based on Company Common Stock (collectively with the Company Options, the "Company Stock Awards") which have been granted pursuant to a Company Stock Plan and are outstanding immediately prior to the Effective Time, shall be converted into and become, (x) with respect to Company Options, options to purchase Parent Common Shares (each, a "Parent Option") and (y) with respect to all other Company Stock Awards, awards based on Parent Common Shares (collectively with the Parent Options, the "Parent Share Awards"), and in each case, shall be assumed by Parent on the same terms as those in effect immediately prior to the Effective Time (after giving effect to the occurrence of the Merger) under the terms of the stock incentive plan or other agreement or award pursuant to which such Company Stock Award was granted (collectively, such plans, agreements and awards being hereinafter referred to as the "Company Stock Plans"), and the applicable Company Stock Plan shall, to the extent necessary, be amended to reflect such assumption by Parent.

                  (ii) The Company shall take all requisite action such that, at and after the Effective Time, (A) each Company Option assumed by Parent as provided in subparagraph (i) above may be exercised solely to purchase Parent Common Shares, (B) the number of Parent Common Shares purchasable upon exercise of such Parent Option shall be equal to the number of shares of the Company Common Stock that were purchasable under the corresponding assumed Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, and rounded downward to the nearest whole share, (C) the per share exercise price for the Parent Common Shares issuable upon exercise of such Parent Options shall be equal to the quotient of (x) the per share exercise price of Company Common Stock for which each corresponding assumed Company Option was exercisable immediately prior to the Effective Time divided by (y) the Exchange Ratio, which quotient shall be rounded upward to the nearest whole cent and (D) the number of Parent Common Shares, which will become subject to all other Parent Share Awards as provided in subparagraph (i) above, shall be determined by multiplying the number of the shares of Company Common Stock subject to each corresponding assumed Company Stock Award outstanding immediately prior to the Effective Time by the Exchange Ratio, and rounded downward to the nearest whole share. Notwithstanding the foregoing, the number of Parent Common Shares subject to, and the per share exercise price of, each Parent Option which is by its terms intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be determined in accordance with the provisions in the preceding sentence, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424 of the Code. Notwithstanding the foregoing, the parties may agree prior to the Effective Time to provide for alternative equitable treatment of Company Options whose per share exercise price would be, following the application of the conversion into Parent Options in accordance herewith, greater than the per share trading price of Parent Common Shares.

                  (iii) The Company shall take all requisite action such that, at the Effective Time, all Company Stock Awards that are shares of restricted Company Common Stock granted under the Company Stock Plans ("Restricted Stock") outstanding immediately prior to the Effective Time (including any restricted Company Common Stock granted under the Company Stock Plans in accordance with Section 5.1(j) of this Agreement) shall be converted into Parent Common Shares ("Parent Restricted Shares") in accordance with Section 2.1(b), which Parent Restricted Shares shall, at and after the Effective Time (after giving effect to the occurrence of the Merger), be governed by the same terms and conditions as those in effect immediately prior to the Effective Time under the relevant Company Stock Plan.

                  (b) The Company shall take all requisite action such that, at and after the Effective Time, all amounts credited to an account under any incentive compensation or deferred compensation plan of the Company or other agreement with the Company (collectively, the "Deferred Compensation Plans"), which are invested in deferred stock units of the Company or restricted deferred stock units of the Company (each, a "Company DSU"), shall be deemed invested in a number of deferred stock units (or restricted deferred stock units, as applicable) based on Parent Common Shares (each, a "Parent DSU") equal to the product of (i) the number of the Company DSUs into which any amounts deferred under the applicable Deferred Compensation Plans were deemed invested immediately prior to the Effective Time and (ii) the Exchange Ratio, which product shall be rounded to the nearest whole share (a half or less share shall be rounded downward). At and after the Effective Time, such Parent DSUs shall be governed by the same terms and conditions as those in effect immediately prior to the Effective Time (after giving effect to the occurrence of the Merger) under the relevant Deferred Compensation Plan pursuant to which such amounts had been invested in Company DSUs, including, without limitation, the requirement that the Company DSUs be payable only in cash.

                  (c) In connection with the provisions of this Section 2.5, Parent shall, or shall cause the Surviving Corporation, as applicable, to, cooperate with the Company and take all requisite action to effectuate the foregoing. As soon as practicable after the Effective Time, but no later than five business days after the Effective Time, Parent shall deliver to the holders of Company Stock Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans, Parent Options, Parent Restricted Shares and other Parent Share Awards (including (i) that, as applicable, pursuant to the terms of the Company Stock Plans, the Merger constitutes a "Change in Control" (or "Change of Control", as applicable) (as either such term is defined in each applicable Company Stock Plan), (ii) the effect of the Merger, pursuant to the terms of the Company Stock Plans or the Company Stock Awards, (iii) that the agreements evidencing the grants of such Company Stock Awards shall continue in effect on the same terms and conditions and (iv) that holders of Parent Options shall continue to be entitled to exercise such options and receive Parent Common Shares deliverable thereunder in accordance with the terms thereof). Prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of the Parent Options or in connection with Parent Restricted Shares, other Parent Share Awards or any other assumed Company Stock Plan for which Parent Common Shares are required to be reserved for issuance. At or prior to the Effective Time, Parent shall have filed and caused to become effective a registration statement on Form F-3 or Form S-8 (or any successor or other appropriate forms), or any other appropriate form under the Securities Act with respect to the Parent Common Shares subject to such Parent Options, other Parent Share Awards, assumed Company Stock Plans or any interest in any assumed Company Stock Plan for which registration of Parent Common Shares or plan interests are required, deliver to holders of Parent Options any applicable prospectus and use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses associated therewith) for so long as such Parent Options remain outstanding or for so long as the relevant assumed Company Stock Plans remain in effect.

                  (d) Prior to the Effective Time, Parent shall take all steps that would be required to cause any acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (i) would be subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Company or (ii) at or within six months after the Effective Time would become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, in each case if, (A) Parent were not a "Foreign Private Issuer" within the meaning of Rule 3b-4(c) under the Exchange Act and (B) the Persons specified above were to assume their applicable positions at the Effective Time.

                  Section 2.6 Certain Adjustments. If, between the date of this Agreement and the Effective Time, (i) the outstanding Parent Common Shares or the Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class of stock, in each case, by reason of any reclassification, recapitalization, stock split, reverse stock-split, split-up, combination or exchange of shares, (ii) a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, (iii) an issuer tender offer or exchange offer shall have been effected by Parent in breach of Section 5.2(b)(ii) or (iv) any shares of capital stock of the Company shall have been issued pursuant to the Company Rights Agreement, the Exchange Ratio and Merger Consideration shall be appropriately adjusted to provide to the holders of the Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent except as set forth in (i) the Company SEC Documents filed prior to the date hereof and (ii) the disclosure schedule delivered by the Company to Parent concurrently herewith (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty; provided that any disclosure contained in any section of the Company Disclosure Schedule shall qualify each other representation and warranty where it would be reasonably apparent that it should be an exception to such representation or warranty or be disclosed on such other section of the Company Disclosure Schedule) as follows:

                  Section 3.1 Organization, Standing and Power; Subsidiaries.
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or assets makes such licensing or qualification necessary, except in those jurisdictions where the failure to be so organized, existing, in good standing, licensed or qualified or have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The certificate of incorporation and by-laws of the Company, copies of which were furnished to Parent, are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used in this Agreement, the term "Material Adverse Effect" means, with respect to any entity, any material adverse change or effect on the financial condition, properties, assets (including, without limitation, intangible assets), businesses or results of operations of such entity and its Subsidiaries, taken as a whole; provided, however, that (i) the following shall not be deemed to have a Material Adverse Effect: a change or effect (A) relating to the U.S., Canadian or global economy or securities markets in general, (B) relating to the insurance industry or other financial services industries in which such entity or its Subsidiaries operate in general which does not have a materially disproportionate effect on such entity or its Subsidiaries taken as a whole (relative to most industry participants), (C) proximately caused by the announcement of this Agreement or the transactions contemplated hereby or (D) relating to changes in Laws or US GAAP, Canadian GAAP or SAP after the date hereof, and (ii) a decrease in the trading or market prices of an entity's capital stock shall not be considered, by itself, to constitute a Material Adverse Effect (it being understood that the foregoing shall not prevent any party from asserting that any change or effect that may have contributed to such reduction independently constitutes a Material Adverse Effect).

                  (b) Section 3.1(b) of the Company Disclosure Schedule sets forth a complete and correct list of all of the Company's Subsidiaries as of the date hereof (other than inactive Subsidiaries with no material liabilities) and indicates, as to each such Subsidiary that is not, directly or indirectly, wholly-owned as of the date hereof, the authorized capital of such

Subsidiary, the number and type of outstanding shares of capital stock or other equity securities of such Subsidiary, and as to each Subsidiary, any issued and outstanding options, warrants, stock appreciation rights, rights to subscribe to, calls, rights of first offer, rights of first refusal or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, shares of any capital stock or other equity securities of such Subsidiary, and any contracts, commitments, instruments, understandings or arrangements by which such Subsidiary may be or become bound to issue additional shares of its capital stock or other equity securities, or options, warrants or rights to purchase, acquire, subscribe to, calls on, or rights of first offer, rights of first refusal or commitments for, any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company's Subsidiaries have been duly authorized and validly issued and are, to the extent they are corporations organized under Laws of the U.S. or Canada, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and such shares or other securities that are owned by the Company or its Subsidiaries are owned by the Company or its Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest, in each case, whether arising by contract, operation of Laws or otherwise (a "Lien"), with respect thereto except for (1) any buy or sell arrangements (x) applicable to Subsidiaries that are not "significant subsidiaries" within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act ("Significant Subsidiaries") and (y) that are not material to the Company and its Subsidiaries taken as a whole and (2) provisions in partnership agreements and limited liability company agreements permitting third parties to remove the Company or its Subsidiary as a general partner or managing member. Each of the Company's Subsidiaries (A) is a duly organized and validly existing corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (B) has all requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and (C) is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or assets makes such licensing or qualification necessary, other than, in each case, in those jurisdictions where the failure to be so organized, existing, licensed or qualified or failure to have such power, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
(x) of which such party or any other subsidiary of such party is a general partner of a partnership or a managing member of a limited liability company (other than any entity whose principal purpose and activity is making passive investments (irrespective of organizational form, an "Investment Vehicle")) or
(y) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries (unless such entity is an Investment Vehicle).

                  Section 3.1(b) of the Company Disclosure Schedule provides a complete and accurate list, as of the date hereof, of all partnership and limited liability company investments held by the Company or any Subsidiary of the Company that are not, directly or indirectly, wholly-owned by the Company as of the date hereof, except for interests in Investment Vehicles and passive investments made by the Company or its Subsidiaries in the ordinary course of business. The Company has provided or made available to Parent complete and accurate copies of all partnership or limited liability company or similar agreements relating to such entities to which the Company or any Subsidiary of the Company is a party.

                  Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 2,000,000,000 shares of the Company Common Stock and 500,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the "Company Preferred Stock"). At the close of business on September 26, 2003,
(i) 289,283,686 shares of the Company Common Stock were outstanding, 23,190,848 shares of the Company Common Stock were reserved for issuance upon the exercise or payment of outstanding Company Options pursuant to the Company Stock Plans, no shares of the Company Common Stock were reserved for issuance upon the exercise or payment of outstanding Company Stock Awards (other than Company Options) pursuant to the Company Stock Plans, and 29,975,715 shares of the Company Common Stock were held by the Company in its treasury; (ii) no shares of the Company Preferred Stock were outstanding; and (iii) no shares of Series A Junior Participating Preferred Stock, $1.00 par value, were reserved for issuance upon exercise of the rights (the "Company Rights") issued pursuant to that certain Rights Agreement, dated as of June 21, 2002, as amended and restated, between the Company and EquiServe Trust Company, N.A., as Rights Agent thereunder (the "Company Rights Agreement"). All outstanding shares of the Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive or similar rights. The shares of the Company Common Stock which may be issued upon exercise of the Company Options have been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and not subject to preemptive or similar rights.

                  (b) No bonds, debentures, notes or other indebtedness having the right to vote, or being convertible into or exercisable or exchangeable for any securities having the right to vote, on any matters on which stockholders may vote ("Voting Debt") of the Company are issued or outstanding.

                  (c) Except for (i) this Agreement, (ii) the Company Options, (iii) the Company Stock Awards (other than Company Options), (iv) agreements with respect to Subsidiary stock solely between the Company and wholly-owned Subsidiaries of the Company or solely between or among wholly-owned Subsidiaries of the Company and (v) the Company Rights, as of the date hereof, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any Subsidiary of the Company is a party or by which it or any such Subsidiary is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt (or any securities convertible into or exercisable or exchangeable for any shares of capital stock of Voting Debt) of the Company or any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Company Rights Agreement and the Company Stock Plans, there are no outstanding contractual obligations of the Company or any of its wholly-owned Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is or could be required to register shares of the Company

Common Stock or any other securities under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or under the securities Laws of any non-U.S. jurisdiction. A list of each holder of a Company Stock Award, the number of shares subject to such award, and, with respect to Company Options, the exercise price per share and the number of shares subject to unexercised Company Options, in each case, as of September 23, 2003, has been delivered to Parent prior to the execution hereof. None of the shares of Company Common Stock are held, directly or indirectly, by any Subsidiary of the Company, except for shares of Company Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary, nominee or custodial capacity that are beneficially owned by third parties, including shares held by mutual funds for which any Subsidiary of the Company acts as an investment adviser ("Company Trust Account Shares").

                  Section 3.3 Authority. (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the Required Company Vote, to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of the Company, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the Required Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (whether considered in a proceeding in equity or at law).

                  (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, acceleration or increase of any obligation, liability or fee or the loss of a material benefit under, or the creation of a Lien on any assets or properties of the Company or any of its Subsidiaries (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary of the Company, (ii) result in any Violation of any loan or credit agreement, note, bond, mortgage, guarantee, deed of trust, indenture, lease, Company Plan or other contract, agreement, obligation, instrument, arrangement or understanding (whether written or oral) to which the Company or any of its Subsidiaries is a party or by which any of their properties, assets or businesses are bound, or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, notices, waivers, registrations, declarations and filings referred to in Section 3.3(c), result in any Violation of any permit, concession, grant, franchise, license, variance, exemption, approval, judgment, order, decree, writ, directive, injunction, arbitration award, decision, ruling, statute, Laws, ordinance, rule, code or regulation applicable to the Company or any Subsidiary of the Company or their respective properties, rights or assets and made or granted by a Governmental Entity, except in the case of clauses (ii) and (iii) for any Violation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) No consent, approval, order, grant, waiver or authorization of, or registration, declaration or filing with, or notice to or exemption or variance from, any court, arbitration tribunal, administrative or regulatory agency or commission or other governmental authority, agency or instrumentality, or industry self-regulatory organization, whether U.S. (federal, state or local), Canadian (federal, provincial, territorial or local), foreign or multinational (each, a "Governmental Entity") is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) notices or filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and the expiry or early termination of the applicable waiting period thereunder, (ii) the filing with the U.S. Securities and Exchange Commission (the "SEC") of the Proxy Statement/Prospectus, the effectiveness of the Form F-4 and the filing with the SEC of such reports under the U.S. Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings with and approvals of the NYSE or the Toronto Stock Exchange ("TSX"), the Philippine Stock Exchange or The Stock Exchange of Hong Kong, as may be required to permit the Parent Common Shares that are to be issued in the Merger to be listed on such exchanges (the "Stock Exchange Approvals"), (v) consents, authorizations, approvals or filings with Governmental Entities pursuant to the applicable provisions of U.S. (federal, state and local) and non-U.S. Laws relating to the regulation of broker-dealers, investment advisers, investment companies, commodity pool operators and commodity trading advisors, (vi) those approvals necessary for Parent to acquire, directly or indirectly, First Signature Bank & Trust Company (the "Company Bank") or for the Company to comply with Section 6.15, (vii) the filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the respective Commissioners of Insurance of the states of Massachusetts, Delaware, and Vermont (the "Designated State Insurance Approvals"), (viii) such other filings in respect of, and to the extent necessary, approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the respective state Commissioners of Insurance or other similar state or foreign authorities to satisfy applicable state or foreign insurance ownership, control, competition or licensing Laws set forth on Section 3.3(c)(viii) of the Company Disclosure Schedule (the "Other Insurance Approvals"), (ix) the filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the Superintendent of Financial Institutions of Canada or the Minister of Finance (Canada) or any filings, notifications or authorizations required pursuant to the Insurance Companies Act (Canada) (the "Canadian Insurance Approvals" and, together with the Designated State Insurance Approvals and the Other Insurance Approvals, the "Company Insurance Approvals"), (x) notices or filings under Part IX of the Competition Act (Canada), as amended (the "Competition Act"), and the expiry or early termination of the applicable waiting period thereunder (the "Canadian Antitrust Approvals"), (xi) such other consents, approvals, orders, grants, waivers, authorizations, registrations, declarations or filings which, if not obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation or materially impair or materially delay the ability of the Company to perform its obligations hereunder.

                  Section 3.4 SEC Documents; Undisclosed Liabilities. (a) The Company has filed, or furnished, as applicable, on a timely basis, all required reports, schedules, prospectuses, registration statements, proxy and information statements and other documents required to be filed or furnished, as applicable, by it under the Exchange Act or the Securities Act with the SEC since January 1, 2001 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act"), as the case may be, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements of the Company included in the Company SEC Documents complied as to form, as of its date of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, including all applicable requirements pursuant to the Sarbanes-Oxley Act, and the financial statements included therein have been prepared in accordance with U.S. generally accepted accounting principles ("US GAAP") (except, in the case of unaudited statements, for normal recurring year-end adjustments and for the absence of footnotes) applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown.

                  (c) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC prior to the date of this Agreement (the "Company Annual Report"), (ii) liabilities incurred since December 31, 2002 in the ordinary course of business consistent with past practice, (iii) liabilities and obligations under Contracts in effect as of the date hereof, (iv) liabilities and obligations under Contracts entered into after the date hereof not in violation of the terms of this Agreement, (v) liabilities and obligations under this Agreement and (vi) liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect on the Company, the Company did not have, and since such date the Company has not incurred, any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with US GAAP).

                  (d) As of the date hereof, no "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange
Act) filed as an exhibit to the Company Annual Report has been amended or modified, except for such material amendments or modifications which have been filed as an exhibit to a subsequently dated Company SEC Document which has been filed prior to the date of this Agreement.

                  (e) The Company is in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

                  (f) The Company (i) has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and has identified for the Company's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2002.

                  Section 3.5 Insurance Reports. Each of the Subsidiaries through which the Company conducts its material insurance operations (collectively, the "Company Insurance Entities") is listed in Section 3.5 of the Company Disclosure Schedule. Each of the Company Insurance Entities has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the "Company SAP Statements"), except for such failures to file that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available to Parent, to the extent permitted by applicable Laws, copies of all of the Company SAP Statements for each Company Insurance Entity for the periods beginning January 1, 2001 and through the date hereof, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory authority and true and complete copies of all examination reports of insurance departments and any insurance regulatory authorities received by the Company (to the extent permitted by applicable Laws in respect of the Company Insurance Entities incorporated in Canada) on or after January 1, 2001 and through the date hereof relating to the Company Insurance Entities. Financial statements included in the Company SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices ("SAP") prescribed or permitted by the applicable insurance regulatory authority, in each case, consistently applied for the periods covered thereby and present fairly the statutory financial position of the relevant Company Insurance Entity as at the respective dates thereof and the results of operations of such Company Insurance Entity for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable Laws, rules and regulations when filed, and no material deficiency has been asserted by any Governmental Entity with respect to any Company SAP Statements. Except as indicated therein, all assets that are reflected as admitted assets on the Company SAP Statements comply with all applicable foreign, federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (collectively, the "Insurance Laws") with respect to admitted assets, as applicable, and are in an amount at least equal to the minimum amounts required by Insurance Laws, except for such failures to comply or failures to be at least equal to minimum amounts that individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The statutory balance sheets and income statements included in the Company SAP Statements have been audited by the Company's independent auditors, and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto for periods beginning January 1, 2001.

                  Section 3.6 Permits; Compliance with Applicable Laws. (a) The Company and its Subsidiaries have all permits, concessions, grants, licenses (including insurance licenses), franchises, variances, exemptions, declarations and approvals ("Permits") required for the operation of their respective businesses or the operation, ownership and leasing of their respective properties and assets, except for such Permits the failure of which to have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or materially delay the ability of the Company to perform its obligations hereunder (the "Company Permits"). The business of each of the Company and its Subsidiaries has been and is being conducted in compliance with the terms of all of the Company Permits, except for such instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or materially delay the ability of the Company to perform its obligations hereunder. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or materially delay the ability of the Company to perform its obligations hereunder, all of the Company Permits are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Permit.

                  (b) Since January 1, 2001, the businesses of the Company and each of its Subsidiaries, and the ownership, leasing and operation of the properties and assets of the Company and its Subsidiaries, have not been conducted in violation of any laws, statute, ordinance, code, regulation, rule, judgment, order, decree, writ, directive, injunction, arbitration award, decision or ruling of, any Governmental Entity ("Laws"), except for any violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or materially delay the ability of the Company to perform its obligations hereunder. No investigations or reviews by any Governmental Entity with respect to the Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or materially delay the ability of the Company to perform its obligations hereunder are pending or, to the knowledge of the Company, threatened. Except as set forth in its statutory reports filed prior to the date hereof, and except as required by Laws of general applicability and the insurance permits, grants or licenses maintained by the Company or its Subsidiaries, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Company or its Subsidiaries to which the Company or any of its Subsidiaries is a party, on one hand, and any Governmental Entity is a party or addressee, on the other hand, or orders or directives by, or supervisory letters from, any Governmental Entity specifically with respect to the Company or any of its Subsidiaries, which (A) limit the ability of the Company or any of its Subsidiaries to issue life insurance policies or annuity contracts, (B) require any investments of the Company or any of its Subsidiaries to be treated as nonadmitted assets, (C) require any divestiture of any investments of the Company or any of its Subsidiaries, (D) in any manner relate to the capital adequacy (including the maintenance of any National Association of Insurance Commissioners ("NAIC") Insurance Regulatory Information System Ratio, reserves or surplus), credit policies or management of the Company or any of its Subsidiaries or the ability of the Company or any of its Subsidiaries to pay dividends or other distributions or (E) otherwise restrict the conduct of business of the Company or any of its Subsidiaries in any material respect.

                  (c) Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries, and, to the knowledge of the Company, its insurance agents, solicitors, third party administrators, managers, brokers and distributors, have marketed, sold and issued insurance, reinsurance and annuity products in compliance with all applicable Laws governing sales processes and practices.

                  (d) Section 3.6(d) of the Company Disclosure Schedule sets forth a complete and accurate list of each of the material memberships, as of the date hereof, of the Company and each of its Subsidiaries in securities exchanges, commodities exchanges, boards of trade and clearing organizations.

                  Section 3.7 Insurance Business. (a) All policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary documents in connection therewith) that are issued by a Company Insurance Entity (collectively, the "Company Insurance Contracts"), and any and all marketing materials are, to the extent required under applicable Insurance Laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or, to the extent required by applicable Laws, have been filed with and not objected to by such authority within the period provided for objection, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) A true and complete copy of each of the actuarial reports referred to in Section 3.7(b) of the Company Disclosure Schedule has been made available to Parent prior to the date hereof (the "Company Actuarial Analyses"). There have been no actuarial reports of a similar nature covering any of the entities referred to in those reports in respect of any period subsequent to the latest period covered in the Company Actuarial Analyses. To the knowledge of the Company, the information and data furnished by the Company or any Company Insurance Entity to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects for the periods covered in the Company Actuarial Analyses.

                  (c) Each Company Insurance Entity to which the Health Insurance Portability and Accountability Act and the regulations promulgated thereunder (including 45 C.F.R. parts 160, 162 and 164) (collectively, "HIPAA") are applicable has formulated and, as of the date hereof, is in the process of implementing a remediation plan or plans designed to ensure compliance by such Company Insurance Entity, (i) by no later than October 16, 2003, with the applicable Administrative Simplification provisions of HIPAA and (ii) by no later than the applicable mandated compliance dates, with any applicable state or federal privacy laws or regulations (including HIPAA) governing the privacy of health information. These remediation plans, as in effect on the date hereof, are referred to collectively as the "Company HIPAA/Privacy Remediation Plan". The Company HIPAA/Privacy Remediation Plan is based upon reasonable determinations concerning: (i) the application of HIPAA and other state and federal privacy laws and regulations to each Company Insurance Entity and (ii) the measures that must be taken to attain compliance with such laws and regulations by their mandated compliance dates. The Company reasonably believes as of the date hereof that the objectives set forth in the Company HIPAA/Privacy Remediation Plan are attainable in the manner and within the time periods set forth therein (which time periods have been established to ensure full compliance by the applicable compliance dates imposed by HIPAA and other applicable state and federal privacy laws and regulations).

                  Section 3.8 Reserves. The aggregate reserves of the Company Insurance Entities as recorded in the Company SAP Statements have been determined in all material respects in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). All reserves of the Company Insurance Entities set forth in the Company SAP Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of all applicable Insurance Laws including the applicable SAP, except where the failure to so state such reserves or meet such requirements, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 3.9 Separate Accounts. (a) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, each separate account created under the federal laws of the U.S. or the laws of a U.S. state and maintained by a Company Insurance Entity (a "Company Separate Account") is duly and validly established and maintained under the Laws of its jurisdiction of organization and is either excluded from the definition of an investment company pursuant to Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or is duly registered as an investment company under the Investment Company Act. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) each such Company Separate Account, if not registered, is operated and all of its operations are conducted in compliance with all applicable Laws, and (ii) each such Company Separate Account, if registered, is operated in compliance with the Investment Company Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted.

                  (b) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, the Company Insurance Contracts under which the Company Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2), 3(a)(8) or 4(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and each such registration statement is currently in effect to the extent necessary to allow the appropriate Company Insurance Entity to receive contributions under such policies.

                  (c) The assets of each Company Separate Account that are subject to the provisions of Section 817(h) of the Code are adequately diversified within the meaning of Section 817(h) of the Code, except where the failure to be so treated would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

                  (d) Each of the Company Insurance Entities incorporated or organized under the Laws of the U.S. or any state thereof is treated for U.S. federal tax purposes as the owner of the assets underlying the respective life insurance policies and annuity contracts issued, entered into or sold by it, except where the failure to be so treated, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 3.10 Bank Subsidiaries. Each Subsidiary of the Company that is (a) a bank (as defined in the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or (b) an entity of the type that, upon consummation of the transactions contemplated hereby, would result in Parent being deemed to be, treated as, or required to become, a "bank holding company" pursuant to the Competitive Equality Banking Act of 1987, as amended, or other applicable Laws, is listed on Section 3.10 of the Company Disclosure Schedule (the "Company Bank Subsidiaries"). Each Company Bank Subsidiary is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                  Section 3.11 Broker-Dealer Subsidiaries. (a) The Company and its Subsidiaries conduct broker-dealer operations solely through the Subsidiaries of the Company listed in Section 3.11(a) of the Company Disclosure Schedule, all of which are organized and resident under the Laws of the U.S., Canada or any province or state thereof (collectively, the "Company Broker-Dealer Subsidiaries"), which includes a listing of all such registrations and licenses held by such Subsidiaries with all applicable U.S. and Canadian Governmental Entities and an indication as to whether such Subsidiary is a member in good standing of the National Association of Securities Dealers Inc. (the "NASD") or other U.S. or Canadian broker-dealer associations (and, if so, a listing of each such association). No other Subsidiary of the Company is required by the nature of its activities to be so registered under the Exchange Act or under the laws of any state or other U.S. or Canadian jurisdiction or to be a member in good standing of the NASD or other broker-dealer associations under any other applicable Laws. The Company has filed and made available to Parent, in the form as filed, a true and complete copy of each such Subsidiary's form registering such Subsidiary as a broker-dealer with the SEC (a "Form BD") that is effective as of the date hereof. The information contained in such forms and reports was (or will be, in the case of filings made after the date hereof) true and complete as of the time of filing, except where the failure to be true and complete, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Each of the Company Broker-Dealer Subsidiaries is duly registered and licensed as a broker-dealer under the Exchange Act and under any state, federal or foreign broker-dealer or similar laws pursuant to which each such Company Broker-Dealer Subsidiary is required to be so registered. As of the date of this Agreement, except as disclosed on an SEC Form BD which has been filed by each Company Broker-Dealer Subsidiary with the SEC prior to the date of this Agreement, no Company Broker-Dealer Subsidiary, nor any of its officers, directors or employees, has been convicted of any crime or has been the subject of any disciplinary proceedings or orders of any Governmental Entity, and, to the knowledge of the Company, no such disciplinary proceeding or order is pending or threatened; and no Company Broker-Dealer Subsidiary, nor any persons affiliated with such Company Broker-Dealer Subsidiary, or, to the knowledge of the Company, any of such Company Broker-Dealer Subsidiary's officers, directors or employees of any of the foregoing or any "associated person" (as defined in the Exchange Act) of such Company Broker-Dealer Subsidiary, is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of a broker-dealer under Section 15, 15B or 15C of the Exchange Act.

                  (c) Each Company Broker-Dealer Subsidiary satisfies the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which such Company Broker-Dealer Subsidiary conducts business, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 3.12 Investment Adviser Subsidiaries; Funds; Clients.
(a) The Company and certain of its Subsidiaries (the "Company Advisory Entities") provide investment management, investment advisory and sub-advisory services (including management and advice provided to separate accounts and participation in wrap fee programs). The Company Advisory Entities, as of the date hereof, providing investment advisory services in the U.S. or Canada are listed on Section 3.12(a) of the Company Disclosure Schedule. For purposes of this Agreement, "Company Advisory Contract" means each Contract for such services provided by a Company Advisory Entity; "Company Advisory Client" means each party to a Company Advisory Contract other than the applicable Company Advisory Entity; "Company Fund Client" means each Company Advisory Client that is registered as an investment company under the Investment Company Act; and "Sponsored" means, when used with reference to any Company Fund Client or Parent Fund Client, a Company Fund Client or Parent Fund Client, as the case may be, a majority of the officers of which are employees of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, or of which the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, holds itself out as the sponsor. Each Sponsored Company Fund Client (or the trust of which it is a series) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Boards of Trustees or directors of the Sponsored Company Fund Clients (or the trust of which it is a series) operate in conformity with Sections 9, 10 and 16 of the Investment Company Act.

                  (b) Each of the Sponsored Company Fund Clients is in compliance with all applicable Laws of the SEC, the NASD, the IRS and any other Governmental Entity having jurisdiction over such Sponsored Company Fund Client or its distributor or investment adviser and of any required state or other jurisdiction in which such Sponsored Company Fund Client is registered, qualified or sold and with its prospectus and any required statement of additional information, except for such instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To the extent applicable, each Sponsored Company Fund Client has elected to be treated as, and has qualified as, a "regulated investment company" under subchapter M of Chapter 1 of Subtitle A of the Code. To the extent applicable, each Sponsored Company Fund Client that is intended to be a tax-exempt municipal bond fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein.

                  (c) Each Company Advisory Client (i) that was organized by a Company Advisory Entity or for which a Company Advisory Entity or another Subsidiary of the Company acts as the general partner, managing member or in a similar capacity and (ii) that relies upon Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act to be exempt from registration under the Investment Company Act, is entitled to rely upon Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act, as applicable.

                  (d) Each of the Company Advisory Entities that is required to be registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), is duly registered as such and each Company Advisory Entity that is required to make a notice filing with certain states has filed such notice filings except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Each Company Advisory Entity has filed all Forms ADV (if applicable) and all other material reports and other filings, if any, required to be filed with the SEC or any other Governmental Entity since January 1, 2002. The information contained in such forms, reports and other filings was (or will be, in the case of filings made after the date hereof) true and complete as of the time of filing, except where the failure to be true and complete, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent a true and complete copy of
Part II of each such Company Advisory Entity's Form ADV effective as of the date hereof.

                  (e) Each Sponsored Company Fund Client and Company Advisory Entity (i) has since January 1, 1998 operated and is currently operating in compliance with all Laws applicable to it or its business and (ii) has all Permits required for the operation of its business or ownership of its properties and assets as presently conducted except, in the case of clauses (i) and (ii) above, where the failure to be in compliance or failure to have Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The business of each Sponsored Company Fund Client has been and is being conducted in compliance with the terms of such Permits of the Sponsored Company Fund Clients, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, all such Permits of the Sponsored Company Fund Clients are in full force and effect. There is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Permit, except for such revocations, amendments, failures to renew, limitations, suspensions or restrictions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available true and complete copies of all exemptive orders, "no-action" letters or similar exemptions or regulatory relief that were obtained by or on behalf of any Sponsored Company Fund Client and that, to the knowledge of the Company, are required, as of the date hereof, for the current operation of such Sponsored Company Fund Client in compliance with Laws.

                  (f) Each Company Advisory Entity has been and is in compliance with each Company Advisory Contract to which it is a party, except where the failure to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (g) The accounts of each Company Advisory Client subject to ERISA have been managed by the applicable Subsidiary of the Company in compliance with the applicable requirements of ERISA, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (h) As of the date hereof, neither the Company nor any of the Company Advisory Entities nor any "affiliated person" (as defined in the Investment Company Act) of any of them is ineligible pursuant to Section 9(a) or
(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company; and none of the Company, any Company Advisory Entity or any "person associated with an investment advisor" (as defined in the Investment Advisers Act) of any of them is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as a person associated with a registered investment adviser.

                  Section 3.13 Legal Proceedings. (a) There is no claim, litigation, inquiry, suit, action, hearing, investigation or proceeding (whether judicial, arbitral, regulatory, administrative or other) ("Action") pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary of the Company, or any of its properties, assets or rights, or challenging the validity or propriety of this Agreement or any of the transactions contemplated hereby which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or materially delay the ability of the Company to perform its obligations hereunder other than any of the foregoing brought or threatened by an insured under a policy issued by a Company Insurance Entity; nor is there any judgment, order, decree, writ, directive, injunction, decision, ruling or award of any Governmental Entity or arbitrator, or any settlement or stipulation with any Person, or any order or directive of any insurance regulatory authority (including federal authorities with respect to variable insurance and annuity products), or orders resulting from market conduct examinations of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) (collectively, "Order"), outstanding or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or materially delay the ability of the Company to perform its obligations hereunder.

                  (b) The Company has provided Parent with all material written communications it has received prior to the date hereof from each of the Illinois, California and Vermont insurance departments relating to the ongoing market conduct investigation by such departments involving John Hancock Life Insurance Company.

                  Section 3.14 Taxes. (a) The Company and each of its Subsidiaries have timely filed (or had filed on their behalf) all tax returns required to be filed by any of them and have timely paid (or had paid on their behalf), or have set up an adequate reserve for the payment of, all material taxes required to be paid (whether or not shown to be due on such tax returns) with respect to the periods covered by such returns, and the most recent financial statements contained in the Company SEC Documents filed prior to the date hereof reflect an adequate reserve for all taxes of the Company and its Subsidiaries accrued, but not yet due and owing, through the date of such financial statements, except where failure to so file, pay, or set up an adequate reserve would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. All such tax returns are true, correct and complete in all material respects.

                  (b) No material deficiencies for any taxes have been formally proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for. The U.S. and Canadian federal income tax returns of the Company and each of its Subsidiaries have been examined by and settled with the Internal Revenue Service (the "IRS") for all years through 1995 and with the Canada Customs and Revenue Agency for all years through 1996, respectively, or the period for assessment of the taxes in respect of which such tax returns were filed has expired.

                  (c) Proper and accurate amounts have been withheld, collected or deposited by the Company and its Subsidiaries from their employees, agents, independent contractors, creditors, shareholders and policyholders in compliance with the tax withholding provisions of applicable federal, state, provincial and local laws and have been paid over to the appropriate taxing authorities, except for such amounts that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                  (d) There are no material tax Liens upon any property or assets of the Company or any of its Subsidiaries except Liens for taxes not yet due and payable.

                  (e) None of the Company or any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or
(ii) has any material liability for the taxes of any Person (other than any of the Company or its Subsidiaries) including, but not limited to, under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Laws), or as a transferee or successor.

                  (f) None of the Company or any of its Subsidiaries has taken (or failed to take) any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (g) None of the Company or any of its Subsidiaries is a party to, is bound by or has any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the taxes, taxable income or taxable losses of any other Person, except for any such agreements, contracts or arrangements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                  (h) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Laws) has been entered into by or with respect to the Company or any of its Subsidiaries which will result in material future tax payments.

                  (i) Neither the Company nor any of its Subsidiaries has obtained or requested a ruling from any taxing authority that has had, or if issued would have, a material effect on the Company or any of its Subsidiaries for any taxable year for which the applicable statute of limitations has not expired.

                  (j) The Company is not aware of any material liability that may result from: (i) the tax treatment under the Code of insurance contracts, annuity contracts, financial products, employee benefit plans (other than any Company Plan), individual retirement accounts or annuities and any similar or related policy, contract, plan or product, whether individual, group or otherwise, if any, issued or sold by the Company or any of its Subsidiaries being less favorable to the purchaser, policyholder or intended beneficiaries thereof than the tax treatment under the Code for which such policies, products, plans or contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code after the time of such issuance or purchase or (ii) any life insurance contract issued by the Company or any of its Subsidiaries (whether developed or administered or reinsured with any other Person) that is a modified endowment contract under Section 7702A of the Code (each, a "MEC") failing to be marketed as such.

                  (k) To the knowledge of the Company, as of the date hereof, there are no currently pending or threatened federal, state, provincial, local or foreign audits with regard to the tax treatment of any policy, contract, product or plan sold, issued or administered by the Company or any of its Subsidiaries (whether developed by or reinsured with any other Person) except for such audits that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                  (l) There is no material contingent liability resulting from the Company or any of its Subsidiaries being a party to any hold harmless, sharing, allocation or indemnification agreement with respect to the tax qualification or treatment of any policy, contract, product or plan sold, issued or administered by any insurance company (whether developed by or reinsured with any other Person).

For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all federal, state, local, provincial and foreign income, profits, franchise, premium, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, custom, duty, capital stock, ad valorem, value added, estimated, stamp, alternative and other taxes, governmental duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. The term "tax return" shall mean any return, declaration, report, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendments thereof.

                  Section 3.15 Certain Agreements. Except as filed as or incorporated by reference to an exhibit to the Company Annual Report or as an exhibit to the quarterly reports of the Company on Form 10-Q filed after the date of the Company Annual Report and prior to the date hereof and except for this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement, instrument, guarantee, indenture, lease, license, arrangement, commitment or understanding, whether written or oral ("Contract") (i) with respect to financial advisors requiring payments of $5,000,000 or more, which is not terminable within one year without penalty, (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act), (iii) which requires any payment by the Company or its Subsidiaries in excess of $20,000,000 in any year and which is not terminable within one year without penalty, or which requires any payment to the Company or its Subsidiaries in excess of $50,000,000 in any year and which is not terminable within one year without penalty, in each of the cases of this clause (iii), excluding any payments required to be made by or to the Company or its Subsidiaries pursuant to insurance or annuity policies or products or in the ordinary course investment activities of the Company or its Subsidiaries, (iv) which limits (or purports to limit) in any way the ability of the Company or any of its Subsidiaries or affiliates to compete or engage in any line of business, in any geographic area or with any Person, (v) which constitutes material reinsurance arrangements under which any Company Insurance Entities cede over $25,000,000 of premiums annually, other than agreements between Company Insurance Entities,
(vi) relating to, or evidencing, indebtedness for borrowed money or any guarantee of indebtedness for borrowed money, in each case, involving an amount in excess of $100,000,000 (excluding any indebtedness relating to guaranteed investment contracts, funding agreements or Signature Notes or similar products or programs issued in the ordinary course of business), (vii) since January 1, 2000, relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, indemnity insurance or otherwise) which involves an asset value in excess of $500,000,000 or a purchase price in excess of $100,000,000, except for such acquisitions or dispositions made in the ordinary course investment activities of the Company or its Subsidiaries and except for any products sold by the Company or its Subsidiaries in the ordinary course of business, or (viii) evidencing, any guarantee of obligations of any non-wholly-owned Subsidiary or affiliate. The Company has previously made available to Parent complete and accurate copies of each Contract of the type described in this Section 3.15 which was entered into prior to the date hereof. All Contracts of the type described in this Section 3.15 shall be referred to as "Company Contracts" regardless of whether they were entered into before or after the date hereof; provided that the term "Company Contract" shall not include the Company Rights Agreement. All of the Company Contracts are valid and in full force and effect (except those of which are cancelled, rescinded or terminated after the date hereof in accordance with their terms), except where the failure to be in full force and effect, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no Person is challenging the validity or enforceability of any Company Contract, except such challenges which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries, and to the knowledge of the Company, as of the date hereof, none of the other parties thereto, has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under the provisions of, any Company Contract, except for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 3.16 Employee Benefit Plans. (a) Section 3.16(a) of the Company Disclosure Schedule contains a true and complete list of each material, written "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, stock or stock-based award, severance, employment, compensation, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, pension, retiree welfare, retention and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, legally binding or not, under which any current or former employee, director or independent contractor of the Company or any of its Subsidiaries has any present or future right to benefits and under which the Company or any of its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements, whether or not listed in
Section 3.16(a) of the Company Disclosure Schedule, shall be collectively referred to as the "Company Plans." With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof as in effect through the date hereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter from the IRS, if applicable; (iii) any summary plan descriptions and other material, written communications by the Company or any of its Subsidiaries to their employees concerning the provision or extent of the benefits provided under any Company Plan; and (iv) for the two most recent plan years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

                  (b) (i) Except where noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, rules and regulations (including, as applicable, any Canadian Laws); (ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter from the IRS as to its qualification, which covers all tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and, to the knowledge of the Company, there are no circumstances that would reasonably be expected to result in the loss of such qualification under Section 401(a) of the Code; (iii) no act or failure to act by any of the Company, its Subsidiaries, or any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)) has occurred that would reasonably be expected to result in the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their Controlled Group, being subject to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws, rules and regulations which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Company; (iv) no "reportable event" (as such term is defined in ERISA Section 4043) or "accumulated funding deficiency" (as such term is defined in

ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Plan which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company; (v) no Company Plan subject to ERISA provides retiree health and life benefits and neither the Company nor any of its Subsidiaries have any obligation to provide any retiree health and life benefits other than as required by Section 4980B of the Code; and (vi) none of the Company or any of its Subsidiaries has engaged in a transaction with respect to any Company Plan which is subject to ERISA that would reasonably be expected to subject the Company or its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) As of the date of the most recent actuarial valuation report for each Company Plan which is a "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA) subject to Title IV of ERISA, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Company Plan's most recent actuarial valuation, which the Company has made available to Parent), did not exceed the then current value of the assets of such Company Plan, and, as of the date hereof, there has been no material change in the financial condition of such Company Plan since the last day of the most recent plan year.

                  (d) None of the Company, its Subsidiaries or any member of their Controlled Group maintains or has an obligation to contribute to or has since October 1, 1997 maintained or had an obligation to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

                  (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened which, individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect on the Company, (ii) to the knowledge of the Company or any of its Subsidiaries, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims which, individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect on the Company, and (iii) no material, written communication has been received from the Pension Benefit Guaranty Corporation ("PBGC") in connection with the transactions contemplated in this Agreement in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan.

                  (f) None of the execution of this Agreement, stockholder approval of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement will (either alone or in connection with a subsequent event) (x) result in the payment to any present or former employee or director of the Company or any of its Subsidiaries of any money or other property, (y) accelerate or provide any other rights or benefits to any present or former employee or director of the Company or any of its Subsidiaries, or (z) result in payment under any contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would not be deductible pursuant to the terms of Section 280G of the Code.

                  (g) None of the Boards of Directors of the Company or any of its Subsidiaries has taken any action, in anticipation of or in connection with the transactions contemplated by this Agreement, as may be permitted under any Company Plan to provide or determine that a "Change in Control" (or "Change of Control", as applicable) (as each such term is defined in each applicable Company Plan) has occurred, or prior to the Effective Time, will occur.

                  (h) Except as contemplated by Section 3.31 of this Agreement, from August 1, 2003 through the date hereof, there has been (i) no adoption of any agreement, plan, program or arrangement that constitutes a Company Plan by the Company or any of its Subsidiaries and (ii) no amendment or written interpretation by the Company or any of its Subsidiaries relating to any Company Plan (which first becomes effective on or after August 1, 2003), in each of case (i) and (ii), made in anticipation of the transactions contemplated by this Agreement or which constitute "change in control" or "change of control" provisions relating to any such plans (whether or not made in anticipation of the transactions contemplated by this Agreement).

                  (i) For each Company Plan which is a "registered pension plan" within the meaning of the Income Tax Act (Canada) (a "Company Canadian Pension Plan"): (i) all contributions required to be made as of the date hereof in order for such Company Canadian Pension Plan to comply with minimum funding standards imposed by federal or provincial statutory and regulatory requirements have been made or properly accrued; (ii) each of the Company Canadian Pension Plans is set forth in Section 3.16(a) of the Company Disclosure Schedule; (iii) the Company has made (or shall make, within a reasonable period of time after the date of this Agreement) available to Parent the most recent letter of confirmation of each Company Canadian Pension Plan pursuant to applicable provincial pension legislation and the Income Tax Act (Canada) and the annual information return filed in respect of each Company Canadian Pension Plan with any applicable Governmental Entity; and (iv) each Company Canadian Pension Plan is duly registered and in good standing under the Income Tax Act (Canada) and applicable provincial pension benefit laws and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such registration.

                  Section 3.17 Labor Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries. As of the date hereof, except for any such event which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, there is, no labor strike, slowdown or work stoppage or lockout pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, there is no unfair labor practice charge or other employment related complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any tribunal dealing with employment-related issues, and there is no representation, claim or petition pending before the National Labor Relations Board against the Company or any of its Subsidiaries with respect to any current or former employee of the Company or any of its Subsidiaries.

                  Section 3.18 Absence of Certain Changes or Events. (a) Since December 31, 2002 and through the date hereof, the Company and its Subsidiaries have conducted their businesses in the ordinary course of business in all material respects. Since December 31, 2002 and through the date hereof, the Company and its Subsidiaries have not (i) changed any of their investment, risk and asset-liability, or actuarial policies for its general account in any respect that is material to the Company and its Subsidiaries, taken as a whole; or (ii) changed their accounting principles, methods or practices in effect at December 31, 2002, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses.

                  (b) Since December 31, 2002, there has not been any fact, change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

                  Section 3.19 Dividends. Since December 31, 2002 and prior to the date hereof, the Company has not declared or paid any dividends on or made other distributions (whether in cash, stock or property or any combination thereof) in respect to any of its capital stock, except for regular cash annual dividends in respect of Company Common Stock not in excess of $0.32 per share per year.

                  Section 3.20 Intellectual Property. (a) Except as individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company: (i) the Company or its Subsidiaries owns or has the right to use all the Intellectual Property used in their businesses as currently conducted, free and clear of all Liens, and will have the same rights therein after the Closing Date as existed prior to the Closing Date; and (ii) to the knowledge of the Company and its Subsidiaries, (A) such Intellectual Property that is registered in the name of the Company or its Subsidiaries is valid and enforceable; (B) such Intellectual Property is not being infringed or violated by any other Person; and (C) the conduct of the Company and its Subsidiaries' businesses and their use of Intellectual Property do not infringe or violate the Intellectual Property of any other Person.

                  (b) For purposes of this Agreement, "Intellectual Property" shall mean U.S., Canadian and other intellectual property, including without limitation patents, inventions, discoveries, processes, algorithms, formulae, technology, know-how and related improvements; copyrights and copyrightable works (including software, code, applications, databases, website content, documentation and related items); trademarks, service marks, trade names, corporate names, domain names, logos, trade dress and other source indicators; trade secrets, ways of doing business, methodologies and confidential or proprietary information.

                  Section 3.21 Environmental Matters. Except as individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company: (a) the Company and its Subsidiaries have complied with all applicable Environmental Laws; (b) the properties currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance which is reasonably likely to require remediation under any applicable Environmental Laws; (c) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with any Hazardous Substance during the period of ownership or operation by the Company or any of its Subsidiaries which is reasonably likely to require remediation under any applicable Environmental Laws; (d) since January 1, 2001 neither the Company nor any of its Subsidiaries has incurred any liability for any Hazardous Substance disposal or contamination on any third party property under applicable Environmental Laws;

(e) since January 1, 2001, neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that the Company or any of its Subsidiaries may be in violation of or may have incurred any liability under any Environmental Laws; (f) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or since January 1, 2001 has incurred any obligation pursuant to any material indemnity or other material agreement with any third party relating to any Environmental Laws or Hazardous Substances; and (g) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that would be reasonably likely to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company pursuant to any Environmental Laws.

                  As used herein, the term "Environmental Laws" means any federal, state, provincial, local or foreign law, statute, ordinance, regulation, treaty, judgment, order, decree, arbitration award, legally binding agency requirement, license, permit, authorization or common laws, relating to
(i) the protection, investigation or restoration of the environment, health and safety as it relates to Hazardous Substances, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination, waste or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

                  As used herein, the term "Hazardous Substance" means any substance that is (A) listed, classified or regulated pursuant to any Environmental Laws, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon, or (C) any other substance which may be the subject of regulatory action by any Government Entity pursuant to any Environmental Laws.

                  Section 3.22 Investments. (a) Since December 31, 2002 and through the date hereof, the Company and its Subsidiaries have sold and purchased securities and mortgages for the respective general accounts of the Company Insurance Entities (the "Company Investments") in the ordinary course of business and consistent with the applicable Investment Policy of such Company Insurance Entity as adopted by its Board of Directors or Committee thereof and in effect on December 31, 2002 (the "Investment Policy") in all material respects.

                  (b) The Company Insurance Entities organized in the U.S. or Canada have good and marketable title to the Company Investments, except for immaterial defects in title, other than with respect to those Company Investments which have been disposed of in the ordinary course of business or redeemed in accordance with their terms and other than with respect to statutory deposits which are subject to certain restrictions on transfer.

                  (c) The Company has provided to Parent prior to the date hereof a list, as of August 31, 2003, of defaults in the payment of principal or interest with respect to the Company Investments.

                  Section 3.23 Risk Management Instruments. Since December 31, 2002, all derivative instruments, including interest rate swaps, caps, floors and option agreements and other risk management arrangements, whether entered into for the account of the Company or one of its Subsidiaries, were entered into in conformity in all material respects with applicable investment policies, including in the case of John Hancock Life Insurance Company, its Derivative Use Plan, a copy of which has been provided to Parent prior to the date of this Agreement.

                  Section 3.24 Reinsurance. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, each Company Insurance Entity is entitled to take full credit in its Company SAP Statements pursuant to Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar arrangements to which it is a party.

                  Section 3.25 Demutualization. The conversion of John Hancock Mutual Life Insurance Company from a mutual life insurance company into a stock life insurance company was carried out in compliance in all material respects with all applicable Laws, and in accordance with John Hancock Mutual Life Insurance Company's Plan of Reorganization dated as of August 31, 1999, a copy of which has been filed prior to the date hereof as an exhibit to a filing made with the SEC, except where the failure to so comply or accord, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on the Company.

                  Section 3.26 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley & Co. Incorporated and Lazard Freres & Co. (the "Company Financial Advisors"), whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such advisor (copies of which have been furnished or made available to Parent).

                  Section 3.27 Opinion of the Company Financial Advisor. The Company has received the opinions of the Company Financial Advisors, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

                  Section 3.28 Board Approval; Anti-Takeover Statutes. On or prior to the date hereof, the Board of Directors of the Company, by resolutions duly adopted by the Board of Directors of the Company at a meeting thereof duly called and held (the "Company Board Approval"), has (a) declared this Agreement and the Merger to be advisable, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) recommended that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration by the stockholders of the Company at the Company Stockholders Meeting. The Company has taken all corporate action necessary to render inapplicable to the Merger, this Agreement and the other transactions contemplated hereby the restrictions on business combinations set forth in
Section 203 of the DGCL and any similar Laws. No "fair price," "moratorium," "control share acquisition" or other anti-takeover statute or regulation (including, without limitation, the restrictions on business combinations set forth in Section 203 of the DGCL) is applicable to this Agreement, the Merger or the other transactions contemplated hereby by reason of the Company being a party to this Agreement, performing its obligations hereunder and consummating the Merger and other transactions contemplated hereby.

                  Section 3.29 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote upon adoption of this Agreement at the applicable stockholders' meeting to adopt this Agreement (the "Required Company Vote") constitutes the only action or vote of the holders of any class or series of the Company capital stock necessary to approve and adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby.

                  Section 3.30 Company Rights Agreement. The Company and its Board of Directors have amended the Company Rights Agreement (without redeeming the Company Rights) so that (a) neither the execution and delivery of this Agreement nor the consummation of the Merger and the other transactions contemplated in this Agreement will (i) cause any of the Company Rights to become exercisable, (ii) cause Parent or Merger Co. to be an Acquiring Person (each as defined in the Company Rights Agreement) or (iii) trigger any other provisions of the Company Rights Agreement, including giving rise to a Distribution Date, a Stock Acquisition Time, a Section 11(a)(ii) Event or a
Section 13 Event (each as defined in the Company Rights Agreement), and (b) the Expiration Date (as defined in the Company Rights Agreement) of the Company Rights shall occur immediately prior to the Effective Time. Such amendment is in full force and effect and shall remain in full force and effect from and after the date hereof.

                  Section 3.31 Employment Continuation Agreements. Each of the executives named on Section 3.31 of the Company Disclosure Schedule has executed and delivered to the Company the amendment to his or her employment continuation agreement attached to Section 3.31 of the Company Disclosure Schedule.

                  Section 3.32 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement, none of the Company, any Subsidiary of the Company or any other Person makes any other express or implied representation or warranty on behalf of the Company, or any Subsidiary, with respect to the transactions contemplated by this Agreement.

                                   Article IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CO.

                  Parent and Merger Co. represent and warrant to the Company except as set forth in (i) the Parent Public Documents filed prior to the date hereof and (ii) the disclosure schedule delivered by Parent to the Company concurrently herewith (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty; provided that any disclosure contained in any section of the Parent Disclosure Schedule shall qualify each other representation and warranty where it would be reasonably apparent that it should be an exception to such representation or warranty or be disclosed on such other section of the Parent Disclosure Schedule) as follows:

                  Section 4.1 Organization, Standing and Power; Subsidiaries.
(a) Parent is a corporation incorporated and validly existing under the laws of Canada, has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or assets makes such licensing or qualification necessary, except in those jurisdictions where the failure to be so incorporated, existing, licensed or qualified or have such power or authority, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent. Merger Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or other power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or assets makes such licensing or qualification necessary, except in those jurisdictions where the failure to be so organized, existing, in good standing, licensed or qualified or have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The letters patent and certificate of incorporation, respectively, and by-laws of each of Parent and Merger Co., copies of which were furnished to the Company, are true, complete and correct copies of such documents, except as such documents are permitted to be amended pursuant to Section 5.2(c) hereof.

                  (b) Section 4.1(b) of the Parent Disclosure Schedule sets forth a complete and correct list of all of Parent's Subsidiaries as of the date hereof (other than inactive Subsidiaries with no material liabilities) and indicates, as to each such Subsidiary that is not, directly or indirectly, wholly-owned as of the date hereof, the authorized capital of such Subsidiary, the number and type of outstanding common shares or other equity securities of such Subsidiary, and as to each Subsidiary, any issued and outstanding options, warrants, stock appreciation rights, rights to subscribe to, calls, rights of first offer, rights of first refusal or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, common shares or other equity securities of such Subsidiary, and any contracts, commitments, instruments, understandings or arrangements by which such Subsidiary may be or become bound to issue additional common shares or other equity securities, or options, warrants or rights to purchase, acquire, subscribe to, calls on, or rights of first offer, rights of first refusal or commitments for, any common shares or other equity securities and the identity of the parties to any such agreements or arrangements. As of the date hereof, all of the outstanding common shares or other securities evidencing ownership of Parent's Subsidiaries have been duly authorized and validly issued and are, to the extent they are corporations organized under Laws of the U.S. or Canada, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and except as set forth in Section 4.1(b) of the Parent Disclosure Schedule, such common shares or other securities that are owned by Parent or its Subsidiaries are owned by Parent or its Subsidiaries free and clear of any Lien with respect thereto except for (i) any buy or sell arrangements (x) applicable to Subsidiaries that are not Significant Subsidiaries and (y) that are not material to Parent and its Subsidiaries taken as a whole and (ii) provisions in partnership agreements and limited liability company agreements permitting third parties to remove Parent or its Subsidiary as a general partner or managing member. Each of Parent's Subsidiaries (A) is a duly organized or incorporated, as applicable, and validly existing corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (B) has all requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and (C) is duly licensed or qualified to do business and in good standing, if applicable, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or assets makes such licensing or qualification necessary, other than in each case in those jurisdictions where the failure to be so organized, incorporated, existing, licensed or qualified or failure to have such power, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (c) As of the date hereof, neither Parent nor any of its Subsidiaries has any partnership or limited liability company investments that are not, directly or indirectly, wholly-owned by Parent as of the date hereof, except for limited partnership interests in Investment Vehicles and passive investments made by Parent or its Subsidiaries in the ordinary course of business. Parent has provided or made available to the Company complete and accurate copies of all partnership or limited liability company or similar agreements relating to such entities to which Parent or any Subsidiary of Parent is a party.

                  Section 4.2 Capitalization. (a) As of the date hereof, the authorized capital of Parent consists of an unlimited number of Parent Common Shares and an unlimited number of Class A Shares of Parent (the "Parent Class A Shares") and an unlimited number of Class B Shares of Parent (the "Parent Class B Shares" and, together with the Class A Shares, the "Parent Preferred Shares"). As of the close of business on September 26, 2003, (i) 462,765,844 Parent Common Shares were outstanding, 36,547,165 Parent Common Shares were reserved for issuance upon the exercise or payment of outstanding Parent Options, 500,000 Parent Common Shares were reserved for issuance upon the exercise or payment of outstanding Parent Share Awards (other than Parent Options), (ii) 14,000,000 Parent Class A Shares, designated as Class A Shares Series 1, were outstanding and (iii) no Parent Class B Shares were outstanding. All outstanding Parent Common Shares and Parent Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive or similar rights. The Parent Common Shares to be issued pursuant to this Agreement have been duly authorized and will be, if and when issued in accordance with the terms hereof or as contemplated hereby, validly issued, fully paid and non-assessable and not subject to preemptive or similar rights. The Parent Common Shares which may be issued upon exercise of Parent Options have been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and not subject to preemptive or similar rights.

                  (b) As of the date hereof, the authorized capital stock of Merger Co. consists of 1,000 shares of Merger Co. Common Stock, and 1,000 shares of Merger Co. Common Stock are outstanding. All outstanding shares of Merger Co. Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or similar rights.

                  (c) As of the date hereof, no Voting Debt of Parent is issued or outstanding.

                  (d)      Except for (i) this Agreement, (ii) Parent Options,
(iii) Parent Share Awards (other than Parent Options), (iv) as set forth in the Parent Disclosure Schedule and (v) to be issued pursuant to Section 2.5 of this Agreement, as of the date hereof, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent or any Subsidiary of Parent is a party or by which it or any such Subsidiary is bound obligating Parent or any Subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, any common shares or other equity securities or any Voting Debt (or any securities convertible into or exercisable or exchangeable for any common shares or other equity securities or Voting Debt) of Parent or any Subsidiary of Parent or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date hereof, except for plans providing for the issuance of Parent Options, there are no outstanding contractual obligations of Parent or any of its wholly-owned Subsidiaries to repurchase, redeem or otherwise acquire any common shares or other equity securities of Parent or any of its Subsidiaries or pursuant to which Parent or any of its Subsidiaries is or could be required to file a prospectus under applicable Canadian securities Laws or register the Parent Common Shares or any other securities under the Securities Act, or register the Parent Common Shares or any other securities under the securities Laws of any other jurisdiction. A list, as of the date hereof, of (A) for each of the years 2001, 2002 and 2003, the exercise price per share and the aggregate number of shares subject to outstanding unexercised Parent Options granted in each such year, (B) for each of the years 2001, 2002 and 2003, the aggregate number of shares subject to outstanding restricted and other awards of Parent Common Shares granted to directors, officers and employees in each such year, and (C) the aggregate number of employees holding deferred share units and restricted share units, respectively, the dates of grant of such deferred share units and restricted share units, and the aggregate numbers of deferred share units and restricted share units outstanding, in each case, as of September 26, 2003, has been delivered to the Company prior to the date hereof. As of the date hereof, none of the Parent Common Shares are held, directly or indirectly, by any Subsidiary of Parent, except for Parent Common Shares held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary, nominee or custodial capacity that are beneficially owned by third parties, including shares held by mutual funds for which any Subsidiary of Parent acts as an investment adviser ("Parent Trust Account Shares").

                  Section 4.3 Authority. (a) Each of Parent and Merger Co. has all requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by Parent as the sole stockholder of Merger Co., to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Parent and Merger Co., subject, in the case of the consummation of the Merger, to the adoption of this Agreement by Parent as the sole stockholder of Merger Co. This Agreement has been duly executed and delivered by each of Parent and Merger Co. and constitutes a valid and binding obligation of each of Parent and Merger Co., enforceable against each of Parent and Merger Co. in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (whether considered in a proceeding in equity or at law).

                  (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) result in any Violation of any provision of the letters patent, articles of incorporation or certificate of incorporation, as applicable, or by-laws of Parent or any Subsidiary of Parent, (ii) result in any Violation of any loan or credit agreement, note, bond, mortgage, guarantee, deed of trust, indenture, lease, Parent Plan or other contract, agreement, obligation, instrument, arrangement or understanding (whether written or oral) to which Parent or any of its Subsidiaries is a party or by which any of their properties, assets or businesses are bound, or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, notices, waivers, registrations, declarations and filings referred to in Section 4.3(c), result in any Violation of any permit, concession, grant, franchise, license, variance, exemption, approval, judgment, order, decree, writ, directive, injunction, arbitration award, decision, ruling, statute, Law, ordinance, rule, code or regulation applicable to Parent or any Subsidiary of Parent or their respective properties, rights or assets and made or granted by a Governmental Entity, except in the case of clauses (ii) and (iii) for any Violation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (c) No consent, approval, order, grant, waiver or authorization of, or registration, declaration or filing with, or notice to or exemption or variance from, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) notices or filings under the HSR Act and the expiry or early termination of the applicable waiting period thereunder, (ii) the filing with the SEC of the Proxy Statement/Prospectus, the effectiveness of the Form F-4 and the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) the Stock Exchange Approvals, (v) consents, authorizations, approvals or filings with Governmental Entities pursuant to the applicable provisions of U.S. (federal, state and local) and non-U.S. laws relating to the regulation of broker-dealers, investment advisers, investment companies, commodity pool operators and commodity trading advisors, (vi) those approvals necessary for Parent to acquire, directly or indirectly, the Company Bank, (vii) the Company Insurance Approvals, (viii) the Canadian Antitrust Approvals and (ix) such other consents, approvals, orders, grants, waivers, authorizations, registrations, declarations or filings which, if not obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or the Surviving Corporation or materially impair or materially delay the ability of Parent to perform its obligations hereunder.

                  Section 4.4 Public Documents; Undisclosed Liabilities. (a) Parent has filed or furnished, as applicable, on a timely basis, all required reports, schedules, prospectuses, registration statements, proxy and information statements and other documents required to be filed or furnished, as applicable, by it under the Exchange Act or the Securities Act with the SEC and Canadian securities regulatory authorities since January 1, 2001 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent Public Documents"). As of their respective dates of filing (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Parent Public Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and applicable Canadian securities laws, as the case may be, and none of the Parent Public Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements of Parent included in the Parent Public Documents complied as to form, as of its date of filing with the SEC or any Canadian securities regulatory authority, as the case may be, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, including all applicable requirements pursuant to the Sarbanes-Oxley Act to the extent applicable thereto, or any Canadian securities regulatory authority, as the case may be, and the financial statements included therein have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") (except, in the case of unaudited statements, for normal recurring year-end adjustments and for the absence of footnotes) applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies as of the dates and for the periods shown.

                  (c) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated balance sheet of Parent included in its Annual Report on Form 40-F for the fiscal year ended December 31, 2002, as filed with the SEC prior to the date of this Agreement (the "Parent Annual Report"), (ii) liabilities incurred since December 31, 2002 in the ordinary course of business consistent with past practice, (iii) liabilities and obligations under Contracts in effect as of the date hereof, (iv) liabilities and obligations under Contracts entered into after the date hereof not in violation of the terms of this Agreement, (v) liabilities and obligations under this Agreement and (vi) liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect on Parent, Parent did not have, and since such date Parent has not incurred, any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Parent's financial statements in accordance with US GAAP or Canadian GAAP).

                  (d)      Parent is in compliance in all material respects with
(i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE and the TSX. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither Parent nor any of its affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of Parent.

                  (e) Parent has (i) designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities, and (ii) has, to the extent required by applicable Laws, disclosed, based on its most recent evaluation prior to the date hereof, to Parent's auditors and the audit committee of Parent's Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Parent's ability to record, process, summarize and report financial data and has identified for Parent's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls. Parent has made available to the Company a summary of any such disclosure made by management to Parent's auditors and audit committee since January 1, 2002.

                  Section 4.5 Insurance Reports. Each of the Subsidiaries through which Parent conducts its material insurance operations (collectively, the "Parent Insurance Entities") is listed in Section 4.5 of the Parent Disclosure Schedule. Each of the Parent Insurance Entities has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the "Parent SAP Statements"), except for such failures to file that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has delivered or made available to the Company copies of all of the Parent SAP Statements for each Parent Insurance Entity for the periods beginning January 1, 2001 and through the date hereof, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory authority and true and complete copies of all examination reports of insurance departments and any insurance regulatory authorities received by Parent (to the extent permitted by applicable Laws in respect of the Parent Insurance Entities incorporated in Canada) on or after January 1, 2001 and through the date hereof relating to the Parent Insurance Entities. Financial statements included in the Parent SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with SAP prescribed or permitted by the applicable insurance regulatory authority, in each case, consistently applied for the periods covered thereby and present fairly the statutory financial position of the relevant Parent Insurance Entity as at the respective dates thereof and the results of operations of such Parent Insurance Entity for the respective periods then ended. The Parent SAP Statements complied in all material respects with all applicable Laws, rules and regulations when filed, and no material deficiency has been asserted by any Governmental Entity with respect to any Parent SAP Statements. Except as indicated therein, all assets that are reflected as admitted assets on the Parent SAP Statements comply with all Insurance Laws with respect to admitted assets, as applicable, and are in an amount at least equal to the minimum amounts required by Insurance Laws, except for such failures to comply or failures to be at least equal to minimum amounts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The statutory balance sheets and income statements included in Parent SAP Statements have been audited by Parent's independent auditors, and Parent has delivered or made available to the Company true and complete copies of all audit opinions related thereto for periods beginning January 1, 2000.

                  Section 4.6 Permits; Compliance with Applicable Laws. (a) Parent and its Subsidiaries have all Permits required for the operation of their respective businesses or the operation, ownership and leasing of their respective properties and assets, except for such Permits the failure of which to have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or materially delay the ability of Parent to perform its obligations hereunder (the "Parent Permits"). The business of each of Parent and its Subsidiaries has been and is being conducted in compliance with the terms of all of the Parent Permits, except for such instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or materially delay the ability of Parent to perform its obligations hereunder. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or materially delay the ability of Parent to perform its obligations hereunder, all of the Parent Permits are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of Parent, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Permit.

                  (b) Except as disclosed in the Parent Public Documents filed prior to the date of this Agreement, since January 1, 2001, the businesses of Parent and each of its Subsidiaries, and the ownership, leasing and operation of the properties and assets of Parent and its Subsidiaries, have not been conducted in violation of any Laws, except for any violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or materially delay the ability of Parent to perform its obligations hereunder. No investigations or reviews by any Governmental Entity with respect to Parent or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or materially impair or materially delay the ability of Parent to perform its obligations hereunder are pending or, to the knowledge of Parent, threatened. Except as set forth in its statutory reports filed prior to the date hereof, and except as required by Laws of general applicability and the insurance permits, grants and licenses maintained by Parent or its Subsidiaries, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on Parent or its Subsidiaries to which Parent or any of its Subsidiaries is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or orders or directives by, or supervisory letters from, any Governmental Entity specifically with respect to Parent or any of its Subsidiaries, which (A) limit the ability of Parent or any of its Subsidiaries to issue life insurance policies or annuity contracts, (B) require any investments of Parent or any of its Subsidiaries to be treated as nonadmitted assets, (C) require any divestiture of any investments of Parent or any of its Subsidiaries, (D) in any manner relate to the capital adequacy (including the maintenance of any NAIC, reserves or surplus), credit policies or management of Parent or any of its Subsidiaries or the ability of Parent or any of its Subsidiaries to pay dividends or other distributions or (E) otherwise restrict the conduct of business of Parent or any of its Subsidiaries in any material respect.

                  (c) Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, each of Parent and its Subsidiaries, and, to the knowledge of Parent, its insurance agents, solicitors, third party administrators, managers, brokers and distributors, have marketed, sold and issued insurance, reinsurance and annuity products in compliance with all applicable Laws governing sales processes and practices.

                  (d) Section 4.6(d) of the Parent Disclosure Schedule sets forth a complete and accurate list of each of the material memberships, as of the date hereof, of Parent and each of its Subsidiaries in securities exchanges, commodities exchanges, boards of trade and clearing organizations.

                  Section 4.7 Insurance Business. (a) All policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary documents in connection therewith) that are issued by a Parent Insurance Entity (collectively, the "Parent Insurance Contracts"), and any and all marketing materials are, to the extent required under applicable Insurance Laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or, to the extent required by applicable Laws, have been filed with and not objected to by such authority within the period provided for objection, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (b) Prior to the date hereof, Parent has delivered to the Company a true and complete copy of any actuarial filings or reviews required or requested by regulatory authorities and prepared by actuaries, independent or otherwise, with respect to any Parent Insurance Entity since December 31, 2000 and prior to the date hereof, and all attachments, addenda, supplements and modifications thereto (the "Parent Actuarial Analyses"). To the knowledge of Parent, the information and data furnished by Parent or any Parent Insurance Entity to its independent actuaries in connection with the preparation of the Parent Actuarial Analyses were accurate in all material respects.

                  Section 4.8 Reserves. The aggregate reserves of Parent Insurance Entities as recorded in the Parent SAP Statements have been determined in all material respects in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). All reserves of Parent Insurance Entities set forth in the Parent SAP Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of all applicable Insurance Laws including the applicable SAP, except where the failure to so state such reserves or meet such requirements, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  Section 4.9 Separate Accounts. (a) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, each separate account created under the federal laws of the U.S. or the laws of a U.S. state and maintained by a Parent Insurance Entity (a "Parent Separate Account") is duly and validly established and maintained under the Laws of its jurisdiction of organization and is either excluded from the definition of an investment company pursuant to Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act, or is duly registered as an investment company under the Investment Company Act. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, (i) each such Parent Separate Account, if not registered, is operated and all of its operations are conducted in compliance with all applicable Laws, and (ii) each such Parent Separate Account, if registered, is operated in compliance with the Investment Company Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted.

                  (b) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, the Parent Insurance Contracts under which the Parent Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to
Section 3(a)(2), 3(a)(8) or Section 4(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and each such registration statement is currently in effect to the extent necessary to allow the appropriate Parent Insurance Entity to receive contributions under such policies.

                  (c) The assets of each Parent Separate Account that are subject to the provisions of Section 817(h) of the Code are adequately diversified within the meaning of Section 817(h) of the Code, except where the failure to be so treated would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.

                  (d) Each of the Parent Insurance Entities incorporated or organized under the Laws of the U.S. or any state thereof is treated for U.S. federal tax purposes as the owner of the assets underlying the respective life insurance policies and annuity contracts issued, entered into or sold by it, except where the failure to be so treated, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  Section 4.10 Bank Subsidiaries. As of the date hereof, neither Parent nor any of its Subsidiaries owns or "controls" (as defined in Section 2(a)(2) of the BHC Act) a "bank" (as defined in Section 2(c) of the BHC Act) or a "bank holding company" (as defined in Section 2(a)(i) of the BHC Act). As of the date hereof, neither Parent nor any Subsidiary of Parent is an "insured depository institution" under the Federal Deposit Insurance Act.

                  Section 4.11 Broker-Dealer Subsidiaries. (a) As of the date hereof, Parent and its Subsidiaries conduct broker-dealer operations solely through the Subsidiaries of Parent listed in Section 4.11(a) of the Parent Disclosure Schedule, all of which are organized and resident under the Laws of the U.S., Canada or any province or state thereof (collectively, the "Parent Broker-Dealer Subsidiaries"), which includes a listing, as of the date hereof, of all such registrations and licenses held by such Subsidiaries with all applicable U.S. and Canadian Governmental Entities and an indication as to whether such Subsidiary is a member in good standing of the NASD or other U.S. or Canadian broker-dealer associations (and, if so, a listing of each such association). As of the date hereof, no other Subsidiary of Parent is required by the nature of its activities to be so registered under the Exchange Act or under the laws of any state or other U.S. or Canadian jurisdiction or to be a member in good standing of the NASD or other broker-dealer associations under any other applicable Law. Parent has filed and made available to the Company, in the form as filed, a true and complete copy of each such Subsidiary's Form BD, if applicable, that is effective as of the date hereof. The information contained in such forms and reports was (or will be, in the case of filings made after the date hereof) true and complete as of the time of filing, except where the failure to be true and complete, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (b) Each of the Parent Broker-Dealer Subsidiaries is duly registered and licensed as a broker-dealer under the Exchange Act and under any state, federal or foreign broker-dealer or similar laws pursuant to which each such Parent Broker-Dealer Subsidiary is required to be so registered. As of the date of this Agreement, except as disclosed on an SEC Form BD which has been filed, to the extent applicable, by each Parent Broker-Dealer

Subsidiary with the SEC prior to the date of this Agreement, no Parent Broker-Dealer Subsidiary, nor any of its officers, directors or employees, has been convicted of any crime or has been the subject of any disciplinary proceedings or orders of any Governmental Entity, and, to the knowledge of Parent, no such disciplinary proceeding or order is pending or threatened; and no Parent Broker-Dealer Subsidiary, nor any persons affiliated with such Parent Broker-Dealer Subsidiary, or, to the knowledge of Parent, any of such Parent Broker-Dealer Subsidiary's officers, directors or employees of any of the foregoing or any "associated person" (as defined in the Exchange Act) of such Parent Broker-Dealer Subsidiary, is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of a broker-dealer under Section 15, 15B or 15C of the Exchange Act.

                  (c) Each Parent Broker-Dealer Subsidiary satisfies the minimum net capital requirements of the Exchange Act, if applicable, or of the laws of any jurisdiction in which such Parent Broker-Dealer Subsidiary conducts business, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  Section 4.12 Investment Adviser Subsidiaries; Funds; Clients.
(a) As of the date hereof, Parent and its Subsidiaries (the "Parent Advisory Entities") provide investment management, investment advisory and sub-advisory services (including management and advice provided to separate accounts and participation in wrap fee programs). The Parent Advisory Entities, as of the date hereof, providing investment advisory services in the U.S. and Canada are listed on Section 4.12(a) of the Parent Disclosure Schedule. For purposes of this Agreement, "Parent Advisory Contract" means each Contract for such services provided by a Parent Advisory Entity; "Parent Advisory Client" means each party to a Parent Advisory Contract other than the applicable Parent Advisory Entity; "Parent Fund Client" means each Parent Advisory Client that is registered as an investment company under the Investment Company Act. Each Sponsored Parent Fund Client (or the trust of which it is a series) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except where the failure to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The Boards of Trustees or directors of the Sponsored Parent Fund Clients (or the trust of which it is a series) operate in conformity with Sections 9, 10 and 16 of the Investment Company Act, except as set forth in
Section 4.12(a) of the Parent Disclosure Schedule.

                  (b) Each of the Sponsored Parent Fund Clients is in compliance with all applicable Laws of the SEC, the NASD, the IRS and any other Governmental Entity having jurisdiction over such Sponsored Parent Fund Client or its distributor or investment adviser and of any required state or other jurisdiction in which such Sponsored Parent Fund Client is registered, qualified or sold and, to the extent applicable, with its prospectus and any required statement of additional information, except for such instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. To the extent applicable, each Sponsored Parent Fund Client has elected to be treated as, and has qualified as, a "regulated investment company" under subchapter M of Chapter 1 of Subtitle A of the Code. To the extent applicable, each Sponsored Parent Fund Client that is intended to be a tax-exempt municipal bond fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein.

                  (c) Each Parent Advisory Client (i) that was organized by a Parent Advisory Client or for which a Parent Advisory Client or another Subsidiary of the Parent acts as the general partner, managing member or in a similar capacity and (ii) that relies upon Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act to be exempt from registration under the Investment Company Act, is entitled to rely upon Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act, if applicable.

                  (d) Each of the Parent Advisory Entities that is required to be registered with the SEC as an investment adviser under the Investment Advisers Act is duly registered as such and each Parent Advisory Entity that is required to make a notice filing with certain states has filed such notice filings except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Each Parent Advisory Entity has filed all Forms ADV (if applicable) and all other material reports and other filings, if any, required to be filed with the SEC or any other Governmental Entity since January 1, 2002. The information contained in such forms, reports and other filings was (or will be, in the case of filings made after the date hereof) true and complete as of the time of filings, except where the failure to be true and complete, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company, a true and complete copy of Part II of each such Parent Advisory Entity's Form ADV effective as of the date hereof, as applicable.

                  (e) Each Sponsored Parent Fund Client and Parent Advisory Entity (i) has operated and is currently operating in compliance with all Laws applicable to it or its business and (ii) has all Permits required for the operation of its business or ownership of its properties and assets as presently conducted except, in the case of clauses (i) and (ii) above, where the failure to be in compliance or failure to have Permits, individually or in the aggregate, and would not reasonably be expected to have a Material Adverse Effect on Parent. The business of each Sponsored Parent Fund Client has been and is being conducted in compliance with the terms of such Permits of the Sponsored Parent Fund Clients, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, all such Permits of the Sponsored Parent Fund Clients are in full force and effect. There is no proceeding or investigation pending or threatened which could lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Permit, except for such revocations, amendments, failures to renew, limitations, suspensions or restrictions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company true and complete copies of all exemptive orders, "no-action" letters or similar exemptions or regulatory relief that were obtained by or on behalf of any Parent Fund Client and that, to the knowledge of Parent, are required, as of the date hereof, for the current operation of such Parent Fund Client in compliance with Laws.

                  (f) Each Parent Advisory Entity has been and is in compliance with each Parent Advisory Contract to which it is a party, except where the failure to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (g) The accounts of each Parent Advisory Client subject to ERISA to the extent, if any, managed by a Subsidiary of Parent have been managed by the applicable Subsidiary of Parent in compliance with the applicable requirements of ERISA, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (h) As of the date hereof, neither Parent nor any of the Parent Advisory Entities nor any "affiliated person" (as defined in the Investment Company Act) of any of them is ineligible pursuant to Section 9(a) or
(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company; none of Parent, any Parent Advisory Entity or any "person associated with an investment advisor" (as defined in the Investment Advisers
Act) is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as a person associated with a registered investment adviser.

                  Section 4.13 Legal Proceedings. There is no Action pending or, to the knowledge of Parent, threatened, against or affecting Parent or any Subsidiary of Parent, or any of its properties, assets or rights, or challenging the validity or propriety of this Agreement or any of the transactions contemplated hereby which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or materially impair or materially delay the ability of Parent to perform its obligations hereunder, other than any of the foregoing brought or threatened by an insured under a policy issued by an Insurance Subsidiary; nor is there any Order outstanding or, to the knowledge of Parent, threatened against Parent or any Subsidiary of Parent which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or materially impair or materially delay the ability of Parent to perform its obligations hereunder.

                  Section 4.14 Taxes. (a) Parent and each of its Subsidiaries have timely filed (or had filed on their behalf) all tax returns required to be filed by any of them and have timely paid (or had paid on their behalf), or have set up an adequate reserve for the payment of, all material taxes required to be paid (whether or not shown to be due on such tax returns) with respect to the periods covered by such returns, and the most recent financial statements contained in the Parent Public Documents filed prior to the date hereof reflect an adequate reserve for all taxes of Parent and its Subsidiaries accrued, but not yet due and owing, through the date of such financial statements except where failure to so file, pay, or set up an adequate reserve would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. All such tax returns are true, correct and complete in all material respects.

                  (b) No material deficiencies for any taxes have been formally proposed, asserted or assessed against Parent or any of its Subsidiaries that are not adequately reserved for. The U.S. and Canadian federal income tax returns of Parent and each of its Subsidiaries have been examined by and settled with the IRS for all years through 1997 and with the Canada Customs and Revenue Agency for all years through 1995, respectively, or the period for assessment of the taxes in respect of which such tax returns were filed has expired.

                  (c) Proper and accurate amounts have been withheld, collected or deposited by Parent and its Subsidiaries from their employees, agents, independent contractors, creditors, shareholders and policyholders in compliance with the tax withholding provisions of applicable federal, state, provincial and local Laws and have been paid over to the appropriate taxing authorities except for such amounts that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                  (d) There are no material tax Liens upon any property or assets of Parent or any of its Subsidiaries except Liens for taxes not yet due and payable.

                  (e) Except as set forth in Section 4.14(e)(i) of the Parent Disclosure Schedule, none of Parent or any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Parent) or (ii) has any material liability for the taxes of any Person (other than any of Parent or its Subsidiaries) including, but not limited to, under Treasury Regulation
Section 1.1502-6 (or any similar provision of Canadian federal or provincial or state, local or other foreign Laws) or as a transferee or successor.

                  (f) None of Parent or any of its Subsidiaries has taken (or failed to take) any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (g) None of Parent or any of its Subsidiaries is a party to, is bound by or has any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the taxes, taxable income or taxable losses of any other Person except for any such agreements, contracts or arrangements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                  (h) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of Canadian federal or provincial or state, local or other foreign Laws) has been entered into by or with respect to Parent or any of its Subsidiaries which will result in material future tax payments.

                  (i) Neither Parent nor any of its Subsidiaries has obtained or requested a ruling from any taxing authority that has had, or if issued would have, a material effect on Parent or any of its Subsidiaries for any taxable year for which the applicable statute of limitations has not expired.

                  (j) Parent is not aware of any material liability that may result from: (i) the tax treatment under the Code of insurance contracts, annuity contracts, financial products, employee benefit plans (other than any Parent Plan), individual retirement accounts or annuities and any similar or related policy, contract, plan or product, whether individual, group or otherwise, if any, issued or sold by Parent or any of its Subsidiaries being less favorable to the purchaser, policyholder or intended beneficiaries thereof than the tax treatment under the Code for which such policies, products, plans or contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code after the time of such issuance or purchase or (ii) any life insurance contract issued by Parent or any of its

Subsidiaries (whether developed or administered or reinsured with any other Person) that is a MEC failing to be marketed as such.

                  (k) To the knowledge of Parent, as of the date hereof, there are no currently pending or threatened federal, state, provincial, local or foreign audits with regard to the tax treatment of any policy, contract, product or plan sold, issued or administered by Parent or any of its Subsidiaries (whether developed by or reinsured with any other Person) except for such audits that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                  (l) There is no material contingent liability resulting from Parent or any of its Subsidiaries being a party to any hold harmless, sharing, allocation or indemnification agreement with respect to the tax qualification or treatment of any policy, contract, product or plan sold, issued or administered by any insurance company (whether developed by or reinsured with any other Person).

                  Section 4.15 Certain Agreements. Except as disclosed in the Parent Public Documents filed prior to the date hereof and except for this Agreement, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to or bound by any Contract (i) with respect to financial advisors requiring payments of $5,000,000 or more, which is not terminable within one year without penalty, (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act), (iii) which requires any payment by Parent or its Subsidiaries in excess of $20,000,000 in any year and which is not terminable within one year without penalty, or which requires any payment to Parent or its Subsidiaries in excess of $50,000,000 in any year and which is not terminable within one year without penalty, in each of the cases in this clause (iii), excluding any payments required to be made by or to Parent or its Subsidiaries pursuant to insurance or annuity policies or products or in the ordinary course investment activities of Parent or its Subsidiaries, (iv) which limits (or purports to limit) in any way the ability of Parent or any of its Subsidiaries or affiliates to compete or engage in any line of business, in any geographic area or with any Person, (v) which constitutes material reinsurance arrangements under which Parent Insurance Entities cede over $25,000,000 of premiums annually, other than agreements between Parent Insurance Entities, (vi) relating to, or evidencing, indebtedness for borrowed money or any guarantee of indebtedness for borrowed money, in each case, involving an amount in excess of $100,000,000 (excluding any indebtedness relating to guaranteed investment contracts or funding agreements issued in the ordinary course of business by Parent or any of its Subsidiaries), (vii) since January 1, 2000, relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, indemnity insurance or otherwise) which involves an asset value in excess of $500,000,000 or a purchase price in excess of $100,000,000 except for such acquisitions or dispositions made in the ordinary course investment activities of Parent or its Subsidiaries and except for any products sold by Parent or its Subsidiaries in the ordinary course of business, or (viii) relating to, or evidencing, any guarantee of obligations of any non-wholly-owned Subsidiary or affiliate. Parent has previously made available to the Company complete and accurate copies of each Contract of the type described in this Section 4.15 which was entered into prior to the date hereof. All Contracts of the type described in this Section 4.15 shall be referred to as "Parent Contracts" regardless of whether they were entered into before or after the date hereof. All of the Parent Contracts are valid and in full force and effect (except those of which are cancelled, rescinded or terminated after the date hereof in accordance with their terms), except where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, no Person is challenging the validity or enforceability of any Parent Contract, except such challenges which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries, and to the knowledge of Parent, as of the date hereof, none of the other parties thereto, has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under the provisions of, any Parent Contract, except for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  Section 4.16 Employee Benefit Plans. (a) Section 4.16(a) of the Parent Disclosure Schedule contains a true and complete list, as of the date hereof, of each material, written employee benefit plan, program, agreement or arrangement (including all "employee benefit plans" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, stock or stock-based award, severance, employment, compensation, change-in-control, hospitalization or medical benefit, life or other insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefit, profit sharing, bonus, incentive, deferred compensation, mortgage assistance, savings, pension, supplemental pension, retiree welfare, retention and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to applicable legislation including ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether or not insured or funded, whether formal or informal, legally binding or not, under which any current or former employee, director or independent contractor of Parent or any of its Subsidiaries has any present or future right to benefits and under which Parent or any of its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Parent Plans". Section 4.16(a) of the Parent Disclosure Schedule also identifies each of the Parent plans that is a "registered pension plan" within the meaning of the Income Tax Act (Canada) (collectively, the "Canadian Pension Plans"). With respect to each Parent Plan, Parent has made available to the Company a current, accurate and complete copy thereof as in effect through the date hereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent letter of confirmation of each Canadian Pension Plan pursuant to applicable provincial pension legislation and the Income Tax Act (Canada), (iii) the most recent Determination Letter from the IRS, if applicable; (iv) any summary plan descriptions and other material written communications by Parent or any of its Subsidiaries to their employees concerning the provision or extent of the benefits provided under any Parent Plan; and (v) for the two most recent plan years (A) the annual information return filed in respect of each Canadian Pension Plan with any applicable governmental agency; (B) Form 5500 and attached schedules, (C) audited financial statements and (D) actuarial valuation reports.

                  (b) (i) Except where noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, each Parent Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of the Income Tax Act (Canada), ERISA, the Code and other applicable

Canadian and U.S. federal Laws, rules and regulations; (ii) each Parent Plan which is a Canadian Pension Plan is duly registered and in good standing under the Income Tax Act (Canada) and applicable provincial pension benefit Laws and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such registration; (iii) each Parent Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable Determination Letter from the IRS as to qualification, which covers all tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under
Section 401(b) of the Code, and, to the knowledge of Parent, there are no circumstances that would reasonably be expected to result in the loss of such qualification under Section 401(a) of the Code; (iv) no act or failure to act by any of Parent, its Subsidiaries, or any member of their Controlled Group has occurred that would reasonably be expected to result in Parent or its Subsidiaries, either directly or by reason of their affiliation with any member of their Controlled Group, being subject to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Parent; (v) if applicable, no "reportable event" (as such term is defined in ERISA Section 4043) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Parent Plan which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent; (vi) except as set forth in Section 4.16(b)(vi) of the Parent Disclosure Schedule, no Parent Plan subject to ERISA provides retiree health and life benefits and neither Parent nor any of its Subsidiaries have any obligation to provide any such benefits other than as required by Section 4980B of the Code or other applicable Canadian Laws; and (vii) neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Plan which is subject to ERISA that would reasonably be expected to subject Parent or any of its Subsidiaries to a tax penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA that would, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (c) Except as set forth in Section 4.16(c) of the Parent Disclosure Schedule, as of the date of the most recent actuarial valuation report for each Parent Plan which is a "single-employer plan" (within the meaning of Section 4001(a) of ERISA) subject to Title IV of ERISA, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Parent Plan's most recent actuarial valuation report, which Parent has made available to the Company), did not exceed the then current value of the assets of such Parent Plan, and, as of the date hereof, there has been no material change in the financial condition of such Parent Plan since the last day of the most recent plan year.

                  (d) None of Parent, its Subsidiaries or any member of their Controlled Group maintains or has an obligation to contribute to or has since October 1, 1997 maintained or had an obligation to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

                  (e) With respect to any Parent Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Parent, threatened which, individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect on Parent, (ii) to the knowledge of Parent or any of its Subsidiaries, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims which, individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect on Parent, and (iii) no material, written communication has been received from the PBGC in connection with the transactions contemplated in this Agreement in respect of any Parent Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan.

                  (f) No Parent Plan and none of the execution of this Agreement, stockholder approval of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement (either alone or in connection with a subsequent event) will (x) result in the payment to any present or former employee or director of Parent or any of its Subsidiaries of any money or other property, (y) accelerate or provide any other rights or benefits to any present or former employee or director of Parent or any of its Subsidiaries or (z) result in payment under any contract, plan or arrangement (written or otherwise) covering any employee or former employee of Parent or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Income Tax Act (Canada) or Section 280G of the Code and the regulations thereunder or any similar provision of Canadian federal or provincial or state, local or other foreign tax Laws.

                  Section 4.17 Labour Relations. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labour union contract applicable to persons employed by Parent or its Subsidiaries. As of the date hereof, except for any such event which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, there is no labour strike, slowdown or work stoppage or lockout pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, there is no unfair labour practice charge or other employment related claim or complaint pending or, to the best knowledge of Parent, threatened against Parent or any of its Subsidiaries before any tribunal dealing with employment-related issues, and there is no application, representation, claim or petition pending before a labour relations board in any jurisdiction in Canada or the National Labor Relations Board in the U.S. against Parent or any of its Subsidiaries with respect to any current or former employee of Parent or any of its Subsidiaries.

                  Section 4.18 Absence of Certain Changes or Events. (a) Except as disclosed in the Parent Public Documents filed prior to the date hereof, since December 31, 2002 and through the date hereof, Parent and its Subsidiaries have conducted their respective businesses in the ordinary course of business. Since December 31, 2002 and through the date hereof, Parent and its Subsidiaries have not (i) changed any of their investment, risk and asset-liability, or actuarial policies in any respect that is material to Parent and its Subsidiaries, taken as a whole; or (ii) changed their accounting principles, methods or practices in effect at December 31, 2002, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses.

                  (b) Since December 31, 2002, there has not been any fact, change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

                  Section 4.19 Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent: (i) Parent or its Subsidiaries owns or has the right to use all the Intellectual Property used in their businesses as currently conducted, free and clear of all Liens, and will have the same rights therein after the Closing Date as existed prior to the Closing Date; and (ii) to the knowledge of Parent and its Subsidiaries, (A) such Intellectual Property that is registered in the name of Parent or its Subsidiaries is valid and enforceable; (B) such Intellectual Property is not being infringed or violated by any other Person; and (C) the conduct of Parent and its Subsidiaries' businesses and their use of Intellectual Property do not infringe or violate the Intellectual Property of any other Person.

                  Section 4.20 Environmental Matters. Except as disclosed in the Parent Public Documents filed prior to the date hereof, and except as individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent: (a) Parent and its Subsidiaries have complied with all applicable Environmental Laws; (b) the properties currently owned or operated by Parent or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance which is reasonably likely to require remediation under any applicable Environmental Law; (c) the properties formerly owned or operated by Parent or any of its Subsidiaries were not contaminated with any Hazardous Substance during the period of ownership or operation by Parent or any of its Subsidiaries which is reasonably likely to require remediation under any applicable Environmental Law; (d) since January 1, 2001 neither Parent nor any of its Subsidiaries has incurred any liability for any Hazardous Substance disposal or contamination on any third party property under applicable Environmental Laws; (e) since January 1, 2001, neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that Parent or any of its Subsidiaries may be in violation of or may have incurred any liability under any Environmental Law; (f) neither Parent nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or since January 1, 2001 has incurred any obligation pursuant to any material indemnity or other material agreement with any third party relating to any Environmental Law or Hazardous Substances; and (g) there are no other circumstances or conditions involving Parent or any of its Subsidiaries that will be reasonably likely to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Parent pursuant to any Environmental Law.

                  Section 4.21 Investments. (a) Since December 31, 2002 and through the date hereof, Parent and its Subsidiaries have sold and purchased securities and mortgages for the respective general accounts of the Parent Insurance Entities (the "Parent Investments") in the ordinary course of business and in accordance with applicable policies in effect at December 31, 2002 in all material respects.

                  (b) Parent Insurance Entities organized in the U.S. and Canada have good and marketable title to the Parent Investments, except for immaterial defects in title, other than with respect to those Parent Investments which have been disposed of in the ordinary course of business or redeemed in accordance with their terms and other than with respect to statutory deposits which are subject to certain restrictions on transfer.

                  (c) Parent has provided to the Company prior to the date hereof a list, as of the date hereof, of defaults in the payment of principal or interest with respect to the Parent Investments.

                  Section 4.22 Risk Management Instruments. Since December 31, 2002, all derivative instruments, including interest rate swaps, caps, floors and option agreements and other risk management arrangements, whether entered into for the account of Parent or one of its Subsidiaries, were entered into in conformity in all material respects with applicable investment policies, including the Derivatives Policy Guidelines, a copy of each of which have been provided to the Company prior to the date of this Agreement.

                  Section 4.23 Reinsurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, each Parent Insurance Entity is entitled to take full credit in its Parent SAP Statements pursuant to Insurance Laws for all reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar arrangement to which it is a party.

                  Section 4.24 Demutualization. The conversion of The Manufacturers Life Insurance Company from a mutual life insurance company into a life insurance company with common shares was carried out in compliance in all material respects with all applicable Laws and in accordance with The Manufacturers Life Insurance Company's Plan of Demutualization, effective September 23, 1999, except where the failure to so comply or accord, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Parent.

                  Section 4.25 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Goldman Sachs & Co., CIBC World Markets Inc. and Scotia Capital (USA) Inc. (the "Parent Financial Advisors"), whose fees and expenses will be paid by Parent in accordance with Parent's agreements with such advisors (copies of which have been furnished or made available to the Company).

                  Section 4.26 Opinion of Parent Financial Advisor. Parent has received an opinion of one or more of the Parent Financial Advisors, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to Parent.

                  Section 4.27 Board Approval; Anti-Takeover Statutes. The Board of Directors of Parent, by written resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held (the "Parent Board Approval"), has (a) declared this Agreement, the issuance of Parent Common Shares in connection with the Merger (the "Issuance") and the Merger to be advisable and
(b) approved this Agreement and the transactions contemplated hereby, including the Issuance.

                  Section 4.28 Merger Co. Board Approval. (a) The Board of Directors of Merger Co., by written consent duly adopted prior to the date hereof, has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of Merger Co. and its stockholders and has not withdrawn such determination, (ii) approved this Agreement and the Merger and (iii) submitted this agreement for adoption by Parent, as the sole stockholder of Merger Co.

                  (b) Promptly following the time of the execution of this Agreement, Parent, as the sole stockholder of Merger Co., will have adopted this Agreement.

                  Section 4.29 Interim Operations of Merger Co. Merger Co. was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. Merger Co. is a wholly-owned Subsidiary of Parent.

                  Section 4.30 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement, none of Parent, any Subsidiary of Parent or any other Person makes any other express or implied representation or warranty on behalf of Parent or any Subsidiary of Parent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that, except (i) as set forth on
Section 5.1 of the Company Disclosure Schedule, (ii) as required by Law, (iii) as expressly permitted or required by this Agreement or (iv) to the extent that Parent shall otherwise consent in writing (such consent not to be withheld or delayed if the action requested would not be inconsistent with the combined strategic goals of the Parent and the Company with respect to the transactions contemplated hereby):

                  (a) Conduct of Business. The Company and its Subsidiaries shall carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted and shall use commercially reasonable efforts to (i) preserve intact in all material respects their present business organizations, (ii) keep available in all material respects the services of their present employees and (iii) preserve in all material respects their relationships with customers, suppliers, reinsurers, brokers, agents, managers and others having business dealings with them. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into new material lines of business other than lines reasonably related to or extensions of existing businesses, (ii) incur or commit to any cash capital expenditures or any obligations or liabilities in connection therewith, other than cash capital expenditures, obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, which in any event will not exceed $50,000,000 in the aggregate, (iii) enter into any Contract that limits or otherwise restricts the Company and any Subsidiaries (or any successors thereto), or that by its terms could, after the Effective Time, limit or restrict Parent or the Surviving Corporation or any of their respective Subsidiaries or affiliates (or any successor thereto), from engaging or competing in any line of business or in any geographic area, or (iv) cancel, rescind or terminate any Company Contract or make any material change thereto, except for terminations, rescissions and expirations pursuant to the terms of such Company Contract or as a result of a breach by any counterparty thereto.

                  (b) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its Subsidiaries to (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except dividends or distributions by a direct or indirect wholly-owned Subsidiary of the Company to the Company or to another wholly-owned Subsidiary of the Company and except for regular cash annual dividends in respect of Company Common Stock as described in the Company Disclosure Schedule with declaration and record dates consistent with those in effect since 2001 (it being understood that this clause shall not restrict dividends to a holder of insurance policies in respect of such policies), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for splits, combinations, reclassifications, issuances and authorizations by a direct or indirect wholly-owned Subsidiary of the Company or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable or exchangeable for any shares of its capital stock, except shares of a direct or indirect wholly-owned Subsidiary of the Company.

                  (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or transfer or authorize or propose the issuance, delivery, sale, pledge or transfer of, any shares of its capital stock, any Voting Debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, and other than with respect to (i) the issuance of the Company Common Stock upon the exercise of Company Options or other Company Stock Awards issued under the Company Stock Plans in accordance with their existing terms, (ii) issuances by a wholly-owned Subsidiary of its capital stock to its parent or to another wholly-owned Subsidiary of the Company and (iii) issuances of Company Stock Awards as permitted by Section 5.1(j).

                  (d) Governing Documents. The Company shall not, and shall not permit any of its Subsidiaries that is not a direct or indirect wholly-owned Subsidiary to, amend its certificate of incorporation, by-laws or other organizational documents or enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any Person, except for any such transactions solely between wholly-owned Subsidiaries of the Company.

                  (e) No Acquisitions; No Investments. The Company shall not, and shall not permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or a limited liability company with, or by any other manner, any business or any corporation, partnership, association or other Person or business organization or division thereof, (ii) otherwise acquire or agree to acquire any property or assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole or (iii) make any investment, either by purchase of stock or securities, contribution to capital, property transfer or otherwise which, upon the consummation of such investment, capital contribution, transfer or other transaction, would result in the Company or any of its Subsidiaries owning any capital stock or other ownership interest or Voting Debt, or any option or similar right to acquire any equity or other ownership interest or Voting Debt, which, individually or in the aggregate, represents 5% or more of the outstanding shares of any class of voting securities or ownership interests or Voting Debt in such entity or which is not consistent with the Investment Policy; provided that (A) the Company and its Subsidiaries shall be permitted to make investments for the respective general accounts of the Company Insurance Entities in the ordinary course of business and consistent with the applicable Investment Policy of such Company Insurance Entity in all material respects, and the Company and its Subsidiaries shall be permitted to make investments for other accounts in the ordinary course of business and consistent with applicable investment policies in all material respects, (B) the Company and its Subsidiaries shall be permitted to make investments in, and purchases and acquisitions in transactions solely between or among the Company and its wholly-owned Subsidiaries or between or among wholly-owned Subsidiaries of the Company, and (C) the Company and its Subsidiaries shall otherwise be permitted to make investments, purchases and acquisitions in an amount not to exceed $100,000,000, in the aggregate.

                  (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, transfer, license, sublicense, encumber or otherwise dispose of, in whole or in part, or agree to sell, lease, assign, transfer, license, sublicense, encumber or dispose of, in whole or in part, any properties, assets or rights (including capital stock of its Subsidiaries) owned or held by the Company or any of its Subsidiaries, except (i) sales of investment assets in the ordinary course of business, (ii) sales of obsolete assets, (iii) sales or transfers of assets between wholly-owned Subsidiaries, (iv) sales of interests in Investment Vehicles in the ordinary course, (v) transfers and pledges of assets in connection with the conduct of the insurance business, including pursuant to reinsurance, coinsurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance and similar arrangements, in the ordinary course of business, (vi) sales of products offered by the Company or its Subsidiaries and
(vii) sales, leases, assignments, transfers, licenses, sublicenses, encumbrances and other dispositions of assets, in each of the cases of this clause (vii), whether or not in the ordinary course of business, with a fair market value not to exceed $100,000,000 in the aggregate.

                  (g) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, incur, create or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any long-term debt securities of others, or enter into any "keepwell" or other similar arrangements other than (i) short-term indebtedness incurred (A) in replacement of existing or maturing short-term debt or (B) pursuant to the Credit Agreement dated as of August 3, 2000 among the Company and certain Subsidiaries named therein, and Fleet National Bank and The Chase Manhattan Bank, as co-administrative Agents, and the other financial institutions party thereto (as amended), provided that, for purposes of this clause (g)(i)(B), such Credit Agreement shall be used only for
(1) liquidity for the commercial paper program of the Company and its Subsidiaries and (2) contingencies not reasonably anticipated as of the date of this Agreement so long as the principal amount at any one time outstanding pursuant to this clause (g)(i)(B)(2) shall not exceed $250,000,000, (ii) indebtedness of any Subsidiary of the Company to the Company or to a wholly-owned Subsidiary of the Company, (iii) indebtedness incurred by the Company or any of its Subsidiaries relating to guaranteed investment contracts, funding agreements or Signature Notes or other similar products or programs issued in the ordinary course of business by the Company or any of its Subsidiaries, (iv) guarantees issued on behalf of the Company or any wholly-owned Subsidiary of the Company in respect of indebtedness which may be incurred under this paragraph (g), (v) otherwise in an amount not to exceed $250,000,000 or (vi) repo transactions in the ordinary course of business consistent with past practices.

                  (h) Accounting Methods. The Company shall not permit any of its Subsidiaries to change any of their investment, risk and asset-liability or actuarial policies for their respective general accounts in any material respect and shall not change in any material respect its accounting principles, methods or practices as in effect at June 30, 2003, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except as required by US GAAP or SAP as concurred by the Company's independent accountants.

                  (i) Reorganization Treatment. The Company shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken (or omit to take) any action, which action (or omission) would cause the Company or its Subsidiaries to cause the Merger to be disqualified as a reorganization within the meaning of Section 368(a) of the Code.

                  (j) Compensation and Benefit Plans. (i) The Company agrees, as to itself and its Subsidiaries, that it will not, except as (x) set forth in Section 5.1(j)(ii) below or (y) otherwise required by any Company Plan as in effect on the date hereof:

                           (A) enter into, adopt, amend, renew, terminate or take any other action in respect of any Company Plan, or any other employee benefit plan or policy that would increase the level of benefits under, the number of participants in or the annual cost to the Company or its Subsidiaries of such plan, other than with respect to any amendment, renewal, termination or other action taken in respect of a Company Plan that exists as of the date hereof, the effect of which would be considered immaterial in respect of the costs of or benefits available under such plan (except as is consistent with paragraphs (B) and (C) below);

                           (B) enter into, adopt, amend or terminate any individual agreement or arrangement with one or more of its directors, officers or employees holding a position of a vice president of the Company (or any equivalent position in a Subsidiary) (any such position, a "Vice President") or a more senior position (except as is consistent with paragraph (C) below);

                           (C) increase in any manner the compensation of any officer, director or employee, except for:

                                    (I)      individual salary adjustments
                           within salary pools established for 2003 and 2004 made in the ordinary course of business consistent with past practice,

                                    (II)     the grant of 2004 annual cash
                           bonuses in the ordinary course of business consistent with past practice, provided that the level of bonus opportunity will not be greater than that established for 2003,

                                    (III)    individual annual salary
                           adjustments for senior officers to reflect applicable market practices made in the ordinary course of business, consistent with past practice,

                                    (IV)     any salary increases in the
                           ordinary course consistent with past practice for any employee holding a position below that of Vice President or more senior position,

                                    (V)      the grant of profit participations
                           to officers and employees in Investment Vehicles in the ordinary course of business consistent with past practice, and

                                    (VI)     the payment of a cash retention
                           bonus to any employee other than an employee holding a position of senior vice president of the Company (or any equivalent position in a Subsidiary) (any such position, a "Senior Vice President") or more senior position, payable out of a retention bonus pool the amount of which pool will not be in excess of the aggregate amount set forth in Section 5.1(j) of the Company Disclosure Schedule;

                           (D) take any material action not expressly required by the terms of the Company Plans as in effect on the date of this Agreement to accelerate the vesting or exercisability of any Company Option, Restricted Stock or other Company Stock Award or otherwise alter in any material respect the terms of any Company DSU or Company Stock Award; or

                           (E) enter into a contract or agreement to do any of the foregoing.

                  (ii) Notwithstanding anything set forth in Section 5.1(j)(i) above, the Company and its Subsidiaries shall be permitted to:

                           (A) operate in the ordinary course of business consistent with past practice with respect to hiring, promoting, severing and entering into individual employment, severance or separation letters or agreements in each case with respect to any employee holding a position below that of Vice President, and

                           (B) enter into individual employment offer letters or agreements with, and/or grant compensation (including equity compensation) and benefits to, any employee who is hired to replace a terminated employee or fill a preexisting vacancy or any employee who is promoted (in each case to the position of Vice President) in the ordinary course of business consistent with past practice, which employment offer letters or agreements, compensation and benefits, are commensurate with the position to which the employees are being appointed and the terms of which are consistent with past practice in the ordinary course of business, except that in the case of (A) or (B), in no event shall any such offer letters, employment agreements, and/or grants of compensation or benefits, or separation or severance contain terms providing for acceleration of vesting upon the Effective Time or upon termination of the recipient of such grant without cause or for good reason;

                           (C) establish, pay and provide compensation and other benefits (other than equity grants; provided that equity grants may be made in accordance with paragraph (D) below) for members of the John Hancock Policy Committee for 2004; and

                           (D) for 2004, grant stock options and restricted stock, with such terms and conditions that are, in the ordinary course of business, consistent with past practice (including, without limitation, for purposes of (I) any stock option grants, a two-year, ratable vesting schedule, and (II) any restricted stock grants, a five-year, cliff vesting schedule); provided, however, that no such stock option or restricted stock grants shall contain terms providing for the acceleration of vesting upon the Effective Time or upon termination of the recipient for good reason by the recipient or, solely with respect to stock options, acceleration of vesting upon termination without cause by the Company or its Subsidiary; and provided, further, that in no event shall the aggregate number of shares of Company Common Stock to be granted to all officers and employees in 2004 subject to (x) stock options exceed the aggregate number of shares of Company Common Stock subject to all stock options granted to all officers and employees in 2003 and (y) restricted stock exceed 50% of aggregate number of shares of restricted Company Common Stock granted to all officers and employees in 2003.

                  (k) Tax Elections. The Company shall not (i) make, rescind or change any tax election, annual tax accounting period or method of tax accounting in any material respect, except as required by applicable tax Law, (ii) enter into any closing agreement relating to any material tax, (iii) settle any material tax claim or assessment or (iv) surrender any right to claim a material tax refund.

                  (l) No Liquidation. The Company shall not, and shall not permit any of its Subsidiaries (other than wholly-owned Subsidiaries) to, adopt a plan of complete or partial liquidation, dissolution, or recapitalization or a plan of reorganization.

                  (m) No Settlements. The Company shall not, and shall not permit any of its Subsidiaries to, (i) expressly waive, release or relinquish any material claims or rights, other than in the ordinary course of business, or (ii) settle or compromise any litigation, arbitration, suit, claim, action or proceeding other than any in which the Company or a Subsidiary is solely a plaintiff, except, in the case of clause
(ii), (A) the payment, discharge, satisfaction, settlement or compromise of liabilities or obligations under insurance policies issued by Company Insurance Entities, or to the extent provided for in appropriately identified reserves set forth in the Company SEC Documents, and (B) the payment, discharge, satisfaction, settlement or compromise of liabilities or obligations in an amount not to exceed $30,000,000 for each individual payment, discharge, satisfaction, settlement or compromise (provided, in the case of (A) and (B), that any such discharge, satisfaction, settlement or compromise does not involve any material non-monetary obligation on the part of the Company or any of its Subsidiaries).

                  (n) Reinsurance Contracts. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any reinsurance arrangements ceding liabilities to third parties or commute any reinsurance contracts or arrangements of the Company or any of its Subsidiaries except for
(i) replacement of reinsurance arrangements expiring between the date hereof and Closing on comparable terms and conditions, (ii) commutations of accident and health reinsurance in the ordinary course of business and (iii) any reinsurance arrangement ceding premiums not in excess of $25,000,000 annually.

                  (o) Employment Continuation Agreements. The Company shall not further amend the agreements referred to in Section 3.31 hereof.

                  (p) Company Rights Agreement. The Company shall not make any amendment or other modification to the Company Rights Agreement, and the Board of Directors shall not take any action with respect to, or make any determination (other than (i) a determination to defer a Distribution Date (as defined in the Company Rights Agreement) pursuant to Section 3(a)(ii) of the Company Rights Agreement or (ii) to in good faith determine solely pursuant to
Section 1(a)(ii) thereof that a Person is not an Acquiring Person (as defined therein)) under, the Company Rights Agreement, including any redemption of the Company Rights.

                  (q) Other Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 5.1.

                  Section 5.2 Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that, except as (i) as set forth on Section 5.2 of the Parent Disclosure Schedule, (ii) required by Law, (iii) expressly permitted or required by this Agreement or (iv) to the extent that the Company shall otherwise consent in writing (such consent not to be withheld or delayed if the action requested would not be inconsistent with the combined strategic goals of Parent and the Company with respect to the transactions contemplated hereby):

                  (a) Conduct of Business. Parent and its Subsidiaries shall operate their respective businesses in the ordinary course of business.

                  (b) Dividends; Changes in Stock. Parent shall not (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except dividends or distributions by a direct or indirect wholly-owned Subsidiary of Parent to Parent or to another wholly-owned Subsidiary of Parent and except for regular cash quarterly dividends in respect of Parent Common Shares not in excess of the amount per quarter set forth in Schedule 5.2(b) with declaration and record dates consistent with those in effect since 2001 (it being understood that this clause shall not restrict any dividends to a holder of insurance policies in respect of such policies), or (ii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable or exchangeable for any shares of its capital stock, except shares of a direct or indirect wholly-owned Subsidiary of Parent (except with the consent of the Company, which consent shall not be unreasonably withheld or delayed).

                  (c) Governing Documents. Parent shall not, and shall not permit any of its Subsidiaries that is not a direct or indirect wholly-owned Subsidiary to, amend its letters patent, certificate of incorporation, by-laws or other organizational documents or enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any Person, except for any such transactions that would not materially impair or delay consummation of the transactions contemplated hereby.

                  (d) No Acquisitions; No Investments. Parent shall not, and shall not permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership with, or by any other manner, any business or any corporation, partnership, association or other Person or business organization or division thereof, (ii) otherwise acquire or agree to acquire any property or assets that are material, individually or in the aggregate, to Parent or any Subsidiary of Parent or (iii) make any investment, either by purchase of stock or securities, contribution to capital, property transfer or otherwise if, in each case described in clause
(i), (ii) or (iii), such actions, individually or in the aggregate would materially impair or delay consummation of the transactions contemplated hereby.

                  (e) No Dispositions. Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, transfer, license, sublicense, encumber or otherwise dispose of, in whole or in part, or agree to sell, lease, assign, transfer, license, sublicense, encumber or dispose of, in whole or in part, any properties, assets or rights (including capital stock of its Subsidiaries), except sales, leases, assignments, transfers, licenses, sublicenses, encumbrances and other dispositions of assets which would not, individually or in the aggregate, materially impair or delay consummation of the transactions contemplated hereby.

                  (f) Accounting Methods. Parent shall not permit any of its Subsidiaries to change any of their investment, risk, and asset-liability or actuarial policies in any material respect and shall not change in any material respect its accounting or actuarial principles, methods or practices as in effect at December 31, 2002, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except as required by Canadian GAAP or US GAAP as concurred by Parent's independent accountants.

                  (g) Reorganization Treatment. Parent shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken (or omit to take) any action, which action (or omission) would cause Parent or its Subsidiaries to cause the Merger to be disqualified as a reorganization within the meaning of Section 368(a) of the Code.

                  (h) Other Agreements. Parent shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take or authorize any of the actions prohibited by this Section 5.2.

                  Section 5.3 Notice of Certain Events. Each of Parent and the Company shall promptly notify the other of:

                  (a) any written notice or other written communication from any Person provided to an executive officer of Parent or the Company, as the case may be, alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) to the extent permitted by Law, any material written notice or other material written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the transactions contemplated by this Agreement.

                  Section 5.4 Control of Other Party's Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

                  Section 5.5 Reinsurance. The Company and its Subsidiaries shall use commercially reasonable efforts to enter into reinsurance arrangements to cede insurance to replace reinsurance arrangements that expire between the date hereof and the Closing Date on terms and conditions comparable to those of expiring reinsurance arrangements.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

                  Section 6.1 Preparation of Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date hereof, Parent and the Company shall cooperate in preparing and shall cause to be filed with the SEC as promptly as practicable mutually acceptable proxy materials which shall constitute the proxy statement/prospectus relating to the matters to be submitted to the Company stockholders at the Company Stockholders Meeting (as defined in Section 6.1(b)) (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus"), and Parent shall prepare and file with the SEC a registration statement on Form F-4 (of which the Proxy

Statement/Prospectus shall be a part) with respect to the issuance of the Parent Common Shares in the Merger (such Form F-4, and any amendments or supplements thereto, the "Form F-4"). Each of Parent and the Company shall use reasonable best efforts to have the Form F-4 declared effective by the SEC as promptly as practicable and to keep the Form F-4 effective as long as is necessary to consummate the Merger and the other transactions contemplated hereby. Parent and the Company shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus or Form F-4 received from the SEC. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Form F-4 prior to filing such with the SEC, and each party will provide the other party with a copy of all such filings made with the SEC. Except as provided in Section 6.4 and in this Section 6.1(a) or as required by the securities Laws, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or the Form F-4 shall be made without the approval of each party, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form F-4 or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the Merger or the other party. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) reasonably required to be taken under any applicable state securities Laws in connection with the Merger, and each party shall furnish all necessary information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form F-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form F-4. If at any time prior to the Company Stockholders Meeting any information relating to any of the parties, or their respective affiliates, officers or directors, should be discovered by any party which should be set forth in an amendment or supplement to any of the Form F-4 or the Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of the Company.

                  (b) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form F-4 becomes effective (the "Company Stockholders Meeting") for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement and, subject to Section 6.4(b), (i) shall take all lawful action to solicit the adoption of this Agreement by the Required Company Vote, (ii) shall recommend adoption of this Agreement by the stockholders of the Company to the effect as set forth in Section 3.28 (the "Company Recommendation"); and (iii) shall not withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to Parent such recommendation (collectively, a "Change in Company

Recommendation") (it being understood that any confidential communication in connection with informing Parent that it is considering a Change in Company Recommendation shall not constitute a Change in Company Recommendation), provided, however, that notwithstanding the foregoing the Company may effect a Change in Company Recommendation if the Company's Board of Directors, after consultation with outside legal counsel, has determined that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and, in the case such Change in Company Recommendation is in respect of an Acquisition Proposal, the Company shall have complied in all material respects with the applicable provisions of Section 6.4 with respect thereto. Notwithstanding any Change in Company Recommendation, if this Agreement is not otherwise terminated by either the Company or Parent in accordance with the terms hereof this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of voting on adopting this Agreement (but the Company may solicit votes consistent with its Change in Company Recommendation), and nothing contained herein (other than the termination rights set forth in Article VIII), including any rights of the Company to take certain actions pursuant to Section 6.4, shall be deemed to relieve the Company of such obligation.

                  (c) In the case the Board of Directors of the Company is considering effecting a Change in Company Recommendation that is not in respect of an Acquisition Proposal, then the Company shall provide Parent notice at least five days in advance of making such Change in Company Recommendation (unless at the time such notice is otherwise required to be given there are less than five days prior to the Company Stockholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable), that it is considering making such change and of the reason therefor.

                  (d) Information Supplied. Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied by it or its Subsidiaries or to be supplied for inclusion or incorporation by reference in (i) the Form F-4 will, at the time the Form F-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date of mailing to the stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees that the Proxy Statement/Prospectus, insofar as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. No representation or warranty is or will be made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus or Form F-4 and no representation or warranty is or will be made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form F-4.

                  Section 6.2 Access to Information; Confidentiality. (a) Subject to applicable Laws, including Laws relating to the exchange of information and all applicable antitrust, competition and similar Laws, and attorney-client and other privileges, and upon reasonable notice, the Company and Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective Subsidiaries to) make available to the other as part of such access
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of applicable securities Laws of the U.S. or any state thereof or Canada or any province thereof, (ii) all Company or Parent SAP Statements, as the case may be, and (iii) all other information concerning its business, properties and personnel as such other party may reasonably request.

                  (b) The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated August 1, 2003 between the Company and Parent (the "Confidentiality Agreement"). Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that the preceding portion of this sentence shall not permit any party (or any employee, representative or other agent thereof) to disclose (i) any information prior to the earlier of (x) the date of public announcement of discussions relating to any transaction contemplated by this Agreement or by the Confidentiality Agreement, (y) the date of public announcement of any transaction contemplated by this Agreement or by the Confidentiality Agreement or (z) the date of the execution of an agreement (with or without conditions) to enter into any transaction contemplated by this Agreement or by the Confidentiality Agreement or (ii) any information that is not relevant to an understanding of the U.S. federal income tax treatment of the transactions contemplated by this Agreement, including the identity of any party to this Agreement (or its employees, representatives or agents) or other information that could lead any person to determine such identity.

                  (c) No such investigation by either Parent or the Company of the other shall affect the representations and warranties of the other.

                  Section 6.3 Reasonable Best Efforts. Each of the Company, Merger Co. and Parent shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement as promptly as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain (and to cooperate with the other parties to obtain) as promptly as reasonably practicable any permit, consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, each of the Company and Parent shall promptly cooperate with and furnish information to the other and, to the extent practicable, consult with each other on, all the information relating to the Company or Parent, as the case may be, and any of their respective affiliates, which appear in any filing made with, or written materials submitted to, any Governmental Entity or any other third party in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals, authorizations, and orders of all Governmental Entities and any other third parties necessary or advisable to consummate the transactions contemplated by this Agreement, and each of the Company and Parent shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of written notices or other communications received by Parent or the Company or any of their respective affiliates from any such third party or Governmental Entity with respect to the transactions contemplated hereby. The Company and Parent shall provide the other party with the opportunity to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry in connection with the transactions contemplated hereby; provided that (i) such participation of the Company to be permitted by Parent shall not be required in connection with meetings not primarily related to obtaining such Requisite Regulatory Approvals; and (ii) such participation shall not entitle the Company to direct the conduct of any such meeting or otherwise bind Parent to any action.

                  (b) Each of the Company and Parent and their respective Boards of Directors shall, if any takeover statute or similar statute of any U.S. state or Canadian province becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

                  (c) As promptly as reasonably practicable following the date hereof, Parent and the Company shall cooperate in preparing and shall cause to be filed, and shall cause their Subsidiaries to file with all applicable Governmental Entities, all filings required to be made under Laws governing the insurance businesses of Parent and the Company in connection with the transactions contemplated hereby (the "Insurance Filings"). Parent and the Company shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments and advise the other party of any oral comments with respect to the Insurance Filings from each applicable Governmental Entity. Each of Parent and the Company shall cooperate and provide the other with a reasonable opportunity to review and comment on any Insurance Filing, and on any amendment or supplement thereto and each will provide the other with a copy of all such filings made.

                  (d) If any objections are asserted with respect to the transactions contemplated hereby by any Governmental Entity or any other third party under any applicable Law, or if any suit is instituted by any Governmental Entity or any other third party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of Parent and the Company shall use its reasonable best efforts to resolve any such objections or challenges as such Governmental Entity or other third party may have to such transactions as promptly as practicable so as to permit consummation of the transactions contemplated by this Agreement.

                  (e) Notwithstanding the foregoing, the parties hereby agree and acknowledge that reasonable best efforts under Section 6.3(a) shall not require, or be construed to require, Parent or the Company or any of their respective Subsidiaries or other affiliates, to (i)(A) offer, sell or hold separate pending divesture, or agree to offer, sell or hold separate pending divestiture, or (B) consent to any such offer, sale, holding or agreement, before or after the Effective Time, of any businesses, operations or assets, or interests in any businesses, operations or assets, of Parent, the Company or the Surviving Corporation (or any of their respective Subsidiaries or other affiliates), or (ii) take or agree to take any other action or agree or consent to any limitation or restrictions on or changes in any such businesses, operations or assets of Parent, the Company or the Surviving Corporation (or any of their respective Subsidiaries or other affiliates) that, in the case of all such requirements described in clause (i) and (ii), are, individually or in the aggregate with all other such requirements, materially adverse to the Company and its Subsidiaries taken as a whole or Parent and its Subsidiaries taken as a whole (either before or after giving effect to the Merger) (a "Burdensome Condition").

                  Section 6.4 Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of their respective directors, officers or financial or legal advisors shall, and that it shall direct and use its best efforts to cause the Company's and its Subsidiaries' other employees, advisors, agents, representatives and other intermediaries not to, directly or indirectly, (i) initiate, solicit or encourage any inquiries or the making of any proposal or offer from or by any Person (other than Parent) with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries or any purchase or sale of 10% or more of the assets (including, without limitation, stock of its Subsidiaries) of the Company and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, voting securities of the Company or any of its Significant Subsidiaries that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of the total voting power of the Company (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by Parent or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal");
(ii) enter into any agreement binding on the Company or its Subsidiaries that would approve or endorse, or propose publicly to approve or endorse, any Acquisition Proposal or in connection with any Acquisition Proposal, require the Company to abandon, terminate or fail to consummate the Merger or any of the other transactions contemplated under this Agreement; or (iii) enter into or participate in any discussions or negotiations in connection with any Acquisition Proposal or inquiry with respect to any Acquisition Proposal, or furnish to any Person any nonpublic information with respect to its business, properties or assets in connection with any Acquisition Proposal or inquiry with respect to an Acquisition Proposal. For purposes of this Section 6.4, the term "Person" shall also include any "group," as defined in Section 13(d) of the Exchange Act, but shall exclude Parent or any of its Subsidiaries.

                  (b) Notwithstanding the foregoing, the Company and its Board of Directors, officers, advisors and other representatives shall be permitted to (i) comply with Rule 14a-9,

14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or make any disclosures that are required by applicable Law (it being understood that if any such statements or disclosures pursuant to this clause
(i) constitute a Change in Company Recommendation, the Company shall comply with all applicable provisions of this Section 6.4 with respect thereto), (ii) effect a Change in Company Recommendation, (iii) provide nonpublic information or data to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person made after the date of this Agreement and enter into discussions related thereto, (iv) enter into or participate in discussions or negotiations with any Person in response to an unsolicited bona fide Acquisition Proposal made after the date of this Agreement or (v) if the Required Company Vote has not been obtained, recommend to the Company's stockholders or otherwise publicly recommend or enter into an agreement with respect to a Superior Proposal, if:

                           (A) in the case of clause (ii), (iii) or (iv) above, (1) the Required Company Vote has not been obtained; and (2) the Company's Board of Directors, after consultation with outside legal counsel, has determined in good faith that failure to take such action would be inconsistent with its fiduciary duties under applicable Law;

                           (B) in the case of clause (ii) or (v) above, if the Board of Directors of the Company is considering effecting a Change in Company Recommendation in respect of an Acquisition Proposal, or taking any action referred to in clause (v), then, prior to effecting such Change in Company Recommendation or taking such other action, (1) the Company shall have complied in all material respects with the provisions of this Section 6.4, (2) the Board of Directors of the Company shall have concluded in good faith by a majority vote that such Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Parent pursuant to clause (4) below; (3) it shall have notified Parent, at least five business days in advance of effecting such Change in Company Recommendation or taking such action, or both, that it is considering effecting a Change in Company Recommendation or taking such other action, specifying the material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal and the other documents and information specified in Section 6.4(c); and (4) during such five Business Day Period it shall have negotiated, and shall have made its financial and legal advisors reasonably available to negotiate, with Parent should Parent elect to make such adjustments in the terms and conditions of this Agreement such that, after giving effect thereto, such Acquisition Proposal no longer constitutes a Superior Proposal;

                           (C) in the case of clause (iii) or (iv) above, the Company's Board of Directors has concluded in good faith by a majority vote that such Acquisition Proposal, if consummated, would constitute or, based on information available to the Board of Directors, is reasonably likely to lead to a Superior Proposal, and prior to providing any nonpublic information or data to any Person in connection with such Acquisition Proposal, its Board of Directors receives from such Person an executed confidentiality agreement (a copy of which shall be provided to

                  Parent for informational purposes promptly after execution thereof) having provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement (or to the extent any provisions are less favorable to the Company, the Confidentiality Agreement shall be deemed thereupon waived to give Parent the benefit of all such different provisions); and

                  (c) The Company shall notify Parent promptly (but in any event within 24 hours) after receipt or occurrence of (1) any bona fide Acquisition Proposal, (2) any request for information with respect to any bona fide Acquisition Proposal, and (3) the material terms and conditions of any such Acquisition Proposal, or request for information, and the identity of the Person making any such Acquisition Proposal or request for information. In addition, the Company shall promptly keep Parent informed of the status and material terms and conditions (including any amendments or proposed changes) of any such Acquisition Proposal or request for information and as to the status and material developments with respect to any such Acquisition Proposal or request for information and shall provide to Parent within one business day after receipt thereof all copies of any documentation setting forth or describing the material terms and conditions relating to such Acquisition Proposal received by the Company from the Person (or from any representatives or agents of such Person) making such Acquisition Proposal or request for information. The Company shall promptly provide to Parent any non-public information concerning the Company's business, present or future performance, financial condition or results of operations provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent. All information provided to Parent under this Section 6.4(c) shall be kept confidential by Parent and its representatives in accordance with the terms of the Confidentiality Agreement.

                  (d) The Company agrees that it shall immediately cease and cause its Subsidiaries, and its and their respective officers, directors, and financial and legal advisors, and shall direct and use its best efforts to cause its other employees, agents, representatives, advisors and other intermediaries, to cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and shall obtain the return or require the destruction of any information previously provided with respect to such activities, discussions, or negotiations to the extent it may require such return or destruction.

                  (e) For purposes of this Agreement, "Superior Proposal" means an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company concludes in good faith, after consultation with its financial advisors and outside legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and such other matters as the Board of Directors deems relevant,
(i) is more favorable to the stockholders of the Company, from a financial point of view, than the transactions contemplated by this Agreement (including the terms, if any, proposed by Parent to amend or modify the terms of the transactions contemplated by this Agreement) and (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 6.4(a), except that the reference to "10% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving voting securities of the Company.

                  (f) It is understood that participation by the Company or its officers, advisors or other representatives in discussions or negotiations in compliance with the provisions of this Section 6.4 shall not be deemed "solicitations" for purposes of this Section and an Acquisition Proposal if initially unsolicited in compliance with this Section 6.4 shall continue to be deemed an unsolicited Acquisition Proposal notwithstanding changes in such Acquisition Proposal as a result of such discussions or negotiations.

                  Section 6.5 Affiliates. At least ten days prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are reasonably likely to be or were, as the case may be, at the time this Agreement is or was submitted for approval to the Company Stockholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each Person named on the letter delivered by it to deliver to Parent prior to the Closing a written agreement, substantially in the form attached as Exhibit B.

                  Section 6.6 Stock Exchange Listing. Parent shall use its best efforts to cause the Parent Common Shares to be issued in the Merger and all other Parent Common Shares that may be issued in connection with the transactions contemplated hereby to be approved for listing on the NYSE and TSX, subject to customary conditions and official notice of issuance as soon as practicable after the date hereof.

                  Section 6.7 ERISA Fiduciary. To the extent required by applicable Law, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to, as of the Effective Time, cease to manage, or otherwise to be deemed a "fiduciary" (within the meaning of Section 406 of ERISA) with respect to, any and all assets of any Person to which the Company or any Subsidiary provides investment advisory, administration, brokerage, trust, other fiduciary or distribution services on the date hereof that are (i) subject to ERISA and (ii) invested, as of the date hereof, in equity and/or debt securities of Parent or any member of a Controlled Group or which is under common control with Parent within the meaning of Section 414 of the Code.

                  Section 6.8 Fees and Expenses. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except (i) as otherwise provided in Section 6.8(b) and
Section 8.2 hereof and (ii) the Company and Parent shall share equally all costs and expenses incurred in connection with (A) the filing, printing and mailing of the Proxy/Prospectus and the Form F-4, and (B) the filing fees incurred pursuant to the requirements of the HSR Act and the Competition Act.

                  (b) All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) ("Transfer Taxes") incurred in connection with the Merger shall be paid by the Company, and the Company shall cooperate with Merger Co. and Parent in preparing, executing and filing any tax returns with respect to such Transfer Taxes.

                  Section 6.9 Indemnification; Directors' and Officers' Insurance. (a) For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries (the "Indemnified Parties") for any costs and expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such Person was an officer, director or employee of the Company or its Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time (including those related to this Agreement and the transactions contemplated hereby), and shall advance expenses in respect thereof, in each case to the fullest extent permitted by Law.

                  (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company with respect to claims arising from facts or events which occurred on or before the Effective Time (including those related to this Agreement and the transactions contemplated thereby); provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 360% of the premiums paid as of the date hereof by the Company for such insurance, as set forth in Section 6.9 of the Company Disclosure Schedule (the "Company's Current Premium"), and if such premiums for such insurance would at any time exceed 360% of the Company's Current Premium, then Parent shall cause to be maintained policies of insurance which, in Parent's good faith determination, provide the maximum coverage available at an annual premium equal to 360% of the Company's Current Premium. The provisions of this Section 6.9(b) shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Closing for purposes of this Section 6.9, which policies provide such directors and officers with coverage no less advantageous to the insured for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time (including those related to this Agreement and the transactions contemplated hereby), and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence and, subject to the following sentence, if such prepaid policies have been obtained prior to the Closing by either the Company or Parent, Parent shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

                  (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.9 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  (d) Parent shall cause the Surviving Corporation to maintain for a period of six years following the Effective Time the indemnification, expense reimbursement and related provisions contained in
Article VI of the Company's by-laws as in effect on the date hereof.

                  (e) If Parent, the Surviving Corporation, or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, to the extent necessary to effect such assumption, proper provisions shall be made so that such successors and assigns shall assume all of the applicable obligations set forth in this Section 6.9.

                  (f) The provisions of this Section 6.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

                  Section 6.10 Public Announcements. Parent and the Company shall use reasonable best efforts (a) to develop a joint communications plan and
(b) subject to any of its rights hereunder to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. The initial press release with respect to the transactions contemplated hereby shall be a joint press release and thereafter Parent and the Company shall each use reasonable best efforts to consult with each other before issuing or permitting any of their Subsidiaries to issue any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, except to the extent otherwise required by applicable Law or by obligations pursuant to any applicable listing agreement with or rules of any securities exchange. Without limiting the foregoing (except in the event of a Change in Company Recommendation, in which case the foregoing provisions of this Section shall not apply), the Company shall provide Parent with stockholder lists of the Company and allow and facilitate Parent contact with stockholders of the Company and other prospective investors.

                  Section 6.11 Qualification of Company Fund Clients. Subject to applicable fiduciary duties to the Sponsored Company Fund Clients, the Company shall use its commercially reasonable efforts to ensure that the Sponsored Company Fund Clients refrain from taking any action that (a) would prevent any Sponsored Company Fund Client from qualifying as a "regulated investment company" within the meaning of Section 851 of the Code or (b) would be inconsistent with any Sponsored Company Fund Client's then current prospectus and other offering advertising and marketing materials (including any supplements or amendments thereto that may be required to reflect any changes in operations).

                  Section 6.12 Post-Closing Operations. (a) Parent intends that following the Effective Time the headquarters of the combined North American business conducted by Parent and its affiliates and the Company and its affiliates and significant operations related thereto (other than its investment businesses) shall be located in the Company's existing owned or leased facilities in Boston, Massachusetts and Charlestown, Massachusetts. The Company's and Parent's plans also include a continued meaningful presence in the Boston, Massachusetts area and, in accordance therewith, Parent shall cause the home office and primary executive offices of John Hancock Life Insurance Company to be located in Boston until at least February 28, 2008. Parent's head office, together with that of The Manufacturers Life Insurance Company will remain in Canada, and Parent will, through such head office, be responsible for the overall management and direction of the operations of the combined businesses of Parent and its Subsidiaries, which will include, after the Effective Time, the continuing operation of the Surviving Corporation and its Subsidiaries.

                  (b) For the period until February 28, 2008, Parent shall endeavor to maintain the Company's level of total charitable giving in Massachusetts at the level of direct grants over the years 2001, 2002 and 2003 and maintain its leadership position in supporting the Boston, Massachusetts school system and sponsoring community activities.

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                  (c)      For the period until February 28, 2008, Parent will
commit to ensure that a majority of employees of the John Hancock Life Insurance Company will be employed in Massachusetts.

                  Section 6.13 Integration Team. As soon as reasonably practicable after the date hereof, Parent and the Company shall establish an Integration Team with the primary responsibility and, subject to oversight and approval by the Chief Executive Officer of Parent, authority for, developing a plan for and implementing such Integration. The Integration Team shall be chaired by David F. D'Alessandro (the "Integration Chair"). The Integration Committee shall be comprised of (a) the Integration Chair, (b) three senior executives of Parent, designated by the Chief Executive Officer of Parent, and
(c) two other senior executives of the Company, designated by David F. D'Alessandro. Subject to applicable Law, the Integration team will be concerned with matters relating to the integration of Parent's and the Company's respective businesses and personnel following the Effective Time ("Integration") and will periodically both prior to and following the Effective Time meet to discuss and review these matters until it is determined by the Chief Executive Officer of Parent that the Integration is complete and the Integration Team is dissolved. In making personnel decisions, the Integration Team shall evaluate the qualifications of each employee evaluated and the needs of the business after the Effective Time (without regard to the relative severance costs associated with a particular employee or group of employees).

                  Section 6.14 Parent Officers and Directors

                  (a) Subject to applicable Laws, Parent shall take such actions such that, immediately following the Effective Time, (i) the directors of Parent shall be the directors of Parent immediately prior to the Effective Time and David F. D'Alessandro and (ii) David F. D'Alessandro shall be named as Chief Operating Officer and President-Designate as of such time and, effective as of the first anniversary of the Effective Time, President of Parent.

                  (b) Parent shall cause a Person selected by the Board of Directors of the Company and currently serving as an independent director of the Company (a "Company Director") to be nominated immediately prior to the Effective Time for election to the Board of Directors of Parent at the first annual meeting of Parent's shareholders following the Effective Time; provided that if the Effective Time occurs after the annual meeting to be held in 2004, such Person will be appointed to the Parent Board of Directors at the Effective Time; and provided, further, that if Parent is unable to make such nomination in its proxy statement for Parent's 2004 annual meeting, such Person shall be appointed immediately following the Effective Time if such meeting occurs prior thereto or otherwise immediately following such meeting. Three additional Company Directors shall be appointed to the Board of Directors of Parent no later than the first anniversary of the Effective Time.

                  (c) So long as David F. D'Alessandro is employed by Parent, he shall be a member of the Executive Committee of Parent. In addition, the persons named on Section 6.14 of the Parent Disclosure Schedule will also be appointed as members of such Executive Committee immediately following the Effective Time. David F. D'Alessandro shall, immediately following the Effective Time, be appointed, subject to his consent, as a member of each committee of Parent's Board of Directors that permits membership by members of Parent's management (for greater clarity, a committee of Parent's Board of Directors shall be deemed not to permit members of Parent's management if no members of the then-existing Parent management serve on such committee at such time) and shall, subject to applicable Law consistent with the best practices of Parent's Board of Directors relating to committee appointments, and so long as he serves as a director of Parent, remain (subject to the foregoing limitations) on at least one committee of Parent's Board of Directors. In addition, each Company Director, at the time he or she becomes a director, shall be appointed to at least one committee of the Board of Directors of Parent (assuming such Company Director meets any applicable independence requirement) and shall, subject to the applicable Laws and the best practices of Parent's Board of Directors relating to Committee appointments, maintain such positions while they remain members of Parent's Board of Directors.

                  Section 6.15 Bank Regulatory Matters. It is understood and agreed by the parties that, unless otherwise determined by Parent, neither Parent nor any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries following the Effective Time) shall become registered as a bank holding company pursuant to the BHC Act or as a savings and loan holding company pursuant to the U.S. Home Owners' Loan Act, as amended) in connection with the transactions contemplated hereby. Unless the parties shall agree in writing on an alternative structure, the Company shall, with the cooperation of Parent, use its reasonable best efforts to, notwithstanding any terms of this Agreement to the contrary, either divest all of the capital stock of the Company Bank or cause the Company Bank to no longer be considered a bank for purposes of the BHC Act and shall not take any action that would result in the Company Bank, if acquired at the Effective Time by Parent pursuant to the transactions contemplated hereby, being considered a savings association for purposes of the U.S. Home Owners' Loan Act.

                  Section 6.16 Employee Benefits. (a) Parent shall provide, or cause the Surviving Corporation, or any Subsidiary of either of them, as applicable, to provide, for those employees of the Company and its Subsidiaries who continue, on and after the Effective Time, as employees of the Company, the Surviving Corporation, Parent or any Subsidiary of any of them, as applicable, from the Effective Time through December 31, 2005 (the "Benefits Continuation Period"), compensation and employee benefits (other than any retention or other extraordinary incentive compensation awards payable in cash and any equity-based compensation or equity-based benefits) that are no less favorable, in the aggregate, than such compensation and benefits provided by the Company or the applicable Subsidiary of the Company to such employees immediately prior to the Effective Time; provided that, with respect to employees who are subject to collective bargaining or employment agreements (including "change in control" or "employment continuation" agreements) to the extent provided for under such agreements, the compensation, benefits and any other payments to be provided thereunder shall be provided in accordance with the terms of such agreements (although no such agreement (or any compensation or benefit commitments thereunder) shall be taken into account for purposes of determining the compensation and benefit obligations of Parent through the Benefits Continuation Period as set forth above). Notwithstanding the foregoing, nothing contained herein shall obligate the Parent, the Company, the Surviving Corporation or any Subsidiary of any of them to (x) maintain any particular Company Plan or (y) grant or issue any equity or equity-based awards relating to Parent Common Shares.

                  (b) Parent shall, or shall cause the Surviving Corporation to, (i) waive any applicable pre-existing condition exclusions, waiting periods and actively-at-work requirements with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Parent or Subsidiary of Parent, Surviving Corporation or Subsidiary of the Surviving Corporation that an employee or former employee of the Company or any of the Company's Subsidiaries would otherwise be eligible to participate in following the Effective Time, to the extent such exclusions, requirements or waiting periods were inapplicable to, or had been satisfied by, such employee or former employee immediately prior to the Effective Time under the relevant Company employee benefit plan in which such employee or former employee participated, (ii) provide, or cause to be provided to, each such employee, former employee and their beneficiaries with credit for any co-payments, out-of-pocket expenses and deductibles paid (to the same extent such credit was given under the analogous Company employee benefit plan prior to the Effective
Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements in respect of the plan year in which the Closing occurs and (iii) recognize, or cause to be recognized, service prior to the Effective Time with the Company and the Company's Subsidiaries for purposes of eligibility to participate, vesting credit and amount of benefits under any other benefit plan to the same extent such service was recognized by the Company and the Company's Subsidiaries under any similar Company employee benefit plan in which such employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service.

                  (c) In addition to the foregoing, Parent shall, and shall cause the Surviving Corporation, the Subsidiaries of the Surviving Corporation and the Subsidiaries of Parent to, honor, fulfill and discharge in accordance with their terms all Company Plans set forth in Section 3.16(a) of the Company Disclosure Schedule and, to the extent required under any such agreement, plan, program, policy or arrangement, at the Effective Time, Parent hereby expressly agrees to assume each such agreement, plan, program, policy or arrangement and to perform the obligations under each such agreement, plan, program, policy or arrangement in accordance with its terms in the same manner and to the same extent as the Company (or any Subsidiary thereof, as applicable) would be required to perform (subject to giving effect to the Merger) if the Merger had not occurred; provided, however, that nothing herein shall limit the ability of Parent to amend or terminate any of the Company Plans, to the extent permitted thereunder, in accordance with their terms. Notwithstanding anything set forth above, Parent or a Subsidiary of Parent, Surviving Corporation or a Subsidiary of the Surviving Corporation (i) shall not adopt any amendment to any employee benefit plan listed in Section 6.16(c) of the Company Disclosure Schedule (each, a "Scheduled Plan"), or take any action, the intention or immediate and direct effect of which would be to deprive any employee, who immediately prior to the Effective Time is eligible to participate (with such participation contingent upon the occurrence of the Merger) or who then participates in a Scheduled Plan, of coverage or benefits under any such applicable Scheduled Plan during the period specified for each Scheduled Plan (as identified in Section 6.16(c) of the Company Disclosure Schedule with respect to such Scheduled Plan) and (ii) shall, for the avoidance of doubt, cause the Surviving Corporation to provide severance benefits to any such Company employees who become entitled to receive severance benefits under any Scheduled Plan that provides for severance benefits for a period specified in such Scheduled Plan (which period Parent acknowledges may extend beyond the Benefits

Continuation Period) (and any other Company Plans pursuant to which any such Company employee becomes entitled to receive any other severance benefits).

                  Section 6.17 Parent Vote. Parent shall vote or cause to be voted any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries (other than shares held for the benefit of Persons other than the Company and its Subsidiaries) in favor of the adoption of this Agreement at the Company Stockholders Meeting.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

                  Section 7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

                  (a) Stockholder Approvals. The Company shall have obtained the Required Company Vote in connection with the adoption of the Merger Agreement.

                  (b) Stock Exchange Listings. The Parent Common Shares to be issued in the Merger shall have been authorized for listing on the NYSE and TSX, subject to customary conditions and official notice of issuance.

                  (c) HSR Act. The waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been earlier terminated.

                  (d) Competition Act. The Commissioner of Competition appointed under the Competition Act shall have issued an advance ruling certificate or a "no action" letter in respect of the transactions contemplated by this Agreement.

                  (e) Requisite Regulatory Approvals. The authorizations, consents, orders, approvals, declarations and filings identified on Section 7.1(e) of the Company Disclosure Schedule and Section 7.1(e) of the Parent Disclosure Schedule shall have been obtained in writing or filed, and the same shall, to the extent applicable, be in full force and effect at the Closing (all such authorizations, consents, orders, approvals, declarations and filings being referred to as "Requisite Regulatory Approvals").

                  (f) Form F-4. The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order, and no proceedings seeking a stop order shall be pending before or by the SEC.

                  (g) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. There shall not be any statute, rule, regulation or order enacted, entered or enforced by any Hong Kong (excluding mainland China), Japanese, U.S. or Canadian Governmental Entity which makes the consummation of the Merger illegal.

                  Section 7.2 Conditions to Obligations of Parent and Merger Co. The obligation of Parent and Merger Co. to effect the Merger is subject to the satisfaction prior to the Closing of the following conditions unless waived by
Parent:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement (read without (i) any Material Adverse Effect qualifications, other than the representation set forth in Section 3.18(b), which shall be read with the Material Adverse Effect qualification, and (ii) the materiality qualifications listed on Section 7.2(a) of the Company Disclosure Schedule) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation following the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

                  (c) Tax Opinion. Parent shall have received the opinion of Simpson Thacher & Bartlett LLP, counsel to Parent, dated the Closing Date, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(ii) each of Parent, Merger Co. and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger. In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and the Company that counsel to Parent reasonably deems relevant.

                  (d) Governmental Consents. (i) No Requisite Regulatory Approval shall impose any Burdensome Condition and (ii) no Governmental Entity of competent jurisdiction shall have otherwise imposed any Burdensome Condition in connection with consummation of the Merger or the other transactions contemplated hereby.

                  (e) Bank Regulatory Matters. As a result of the direct or indirect acquisition of the Company Bank in connection with the transactions contemplated hereby, neither Parent nor any of its Subsidiaries shall be required to become registered as a bank holding company under the BHC Act or as a savings and loan holding company for purposes of the U.S. Home Owners' Loan Act.

                  Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Co. set forth in this Agreement (read without (i) any Material Adverse Effect qualifications, other than the representation set forth in Section 4.18(b), which shall be read with the Material Adverse Effect qualification, and (ii) the materiality qualifications listed on Schedule 7.3(a) of the Parent Disclosure Schedule) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations speak as of an earlier date), other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or the Surviving Corporation following the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

                  (c) Tax Opinion. The Company shall have received the opinion of Sullivan & Cromwell LLP, counsel to the Company, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(ii) each of Parent, Merger Co. and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger. In rendering such opinion, counsel to the Company shall be entitled to rely upon representations of officers of the Company and Parent that counsel to the Company reasonably deems relevant.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

                  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of this Agreement by the stockholders of the Company:

                  (a) by mutual consent of Parent, Merger Co. and the Company in a written instrument;

                  (b) by either Parent or the Company, upon written notice to the other party, if a Governmental Entity of competent jurisdiction shall have issued an Injunction that has become final and nonappealable;

                  (c) by either Parent or the Company, upon written notice to the other party, if the Merger shall not have been consummated on or before September 28, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.3 or any other provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (d) by Parent, upon written notice to the Company, if the Company shall have (i) failed to make the Company Recommendation as described in
Section 3.28 or effected a Change in Company Recommendation or (ii) taken any action referred to in Section 6.4(b)(v);

                  (e) by either Parent or the Company if the Required Company Vote shall not have been obtained upon a vote taken thereon at the duly convened Company Stockholders Meeting (or any adjournment or postponement thereof);

                  (f) by Parent, upon written notice provided to the Company, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement or any representation or warranty shall have become untrue after the date of this Agreement such that such breach or untrue representation would, individually or in the aggregate together with all such other then uncured breaches and untrue representations and warranties of the Company, constitute grounds for the conditions set forth in Section 7.2(a) or (b) not to be satisfied at the Closing Date and (i) such breaches and untrue representations and warranties are not reasonably capable of being cured prior to the Termination Date (or if such breaches and untrue representations and warranties are reasonably capable of being cured prior to the Termination Date, such breaches and untrue representations and warranties shall not have been cured prior to the earlier of
(A) 60 days after Parent has given to the Company written notice thereof and (B) three business days prior to the Termination Date) and (ii) at the end of such 60 days or third business day prior to the Termination Date such uncured breaches and untrue representations and warranties would continue to constitute grounds for the conditions set forth in Section 7.2(a) or (b) not to be satisfied at the Closing Date;

                  (g) by the Company, upon written notice provided to Parent, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Co. contained in this Agreement or any representation or warranty shall have become untrue after the date of this Agreement such that such breach or untrue representation would, individually or in the aggregate together with all such other then uncured breaches and untrue representations and warranties of Parent and Merger Co., constitute grounds for the conditions set forth in Section 7.3(a) or (b) not to be satisfied at the Closing Date and (i) such breach or breaches and untrue representations and warranties are not reasonably capable of being cured prior to the Termination Date (or if such breaches and untrue representations and warranties are reasonably capable of being cured prior to the Termination Date, such breaches and untrue representations and warranties shall not have been cured prior to the earlier of (A) 60 days after the Company has provided to Parent written notice of such breach and (B) three business days prior to the Termination Date) and (ii) at the end of such 60 days or third business day prior to the Termination Date such uncured breaches and untrue representations and warranties continue to constitute grounds for the conditions set forth in
Section 7.3(a)or (b) not to be satisfied at the Closing Date; or

                  (h) by the Company if, (i) after compliance in all material respects with the applicable provisions of Section 6.4, the Company elects to enter into a binding agreement with respect to a Superior Proposal and (ii) prior to such termination, the Company pays the Termination Fee and Expenses required pursuant to Section 8.2(b)(iv).

                  Section 8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors, except (i) with respect to Section 3.26 (Brokers or Finders), Section
4.25 (Brokers or Finders), Section 6.2(b) (Confidentiality), Section 6.8 (Fees and Expenses) and this Section 8.2 (Effect of Termination) each of which shall survive such termination and (ii) that no party shall be relieved or released from any liabilities or damages arising out of any breach of this Agreement by such party.

                  (b) The Company shall pay Parent, by wire transfer of immediately available funds, the sum of U.S. $323,000,000 (the "Termination Fee") plus all reasonable documented fees, costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby not to exceed U.S. $25,000,000 ("Expenses") in the event that this Agreement is terminated as follows:

                  (i)      if Parent shall terminate this Agreement pursuant to
         Section 8.1(d), then the Company shall pay the Termination Fee plus Expenses on the business day immediately following such termination;

                  (ii) if (A) either party shall terminate this Agreement pursuant to Section 8.1(e), and (B) at any time after the date of this Agreement and at or before the date of the Company Stockholders Meeting (or any adjournment or postponement thereof), an Acquisition Proposal (provided that for purposes of this clause the term "Acquisition Proposal" shall have the meaning assigned to such term in the proviso in Section 6.4(e)) shall have been publicly announced or otherwise communicated to the stockholders of the Company (a "Public Proposal") and shall not have been withdrawn prior to the time of the Company Stockholders Meeting, then the Company shall pay the Termination Fee plus all Expenses on the business day immediately following the execution by the Company of a definitive agreement relating to an Acquisition Proposal if such execution occurs on or prior to the first anniversary of the date this Agreement is terminated pursuant to
         Section 8.1(e);

                  (iii) if (A) Parent shall terminate this Agreement pursuant to Section 8.1(c), and (B) at any time after the Required Company Vote is obtained and before such termination there shall have been an Acquisition Proposal (provided that for purposes of this clause the term "Acquisition Proposal" shall have the meaning assigned to such term in the proviso in Section 6.4(e)) with respect to the Company, the Company shall pay the Termination Fee plus all Expenses on the business day immediately following the execution by the Company of a definitive agreement relating to an Acquisition Proposal if such execution occurs on or prior to the first anniversary of the date this Agreement is terminated pursuant to Section 8.1(c); provided, however, no Termination Fee or Expenses shall be payable pursuant to this Section 8.2(b)(iii) if the conditions set forth in Section 7.1(c), (e) (with respect to U.S. Requisite Regulatory Approvals) and (f) are

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         satisfied and the conditions set forth in Section 7.2(a) and (b) and
         Section 7.3(c) are capable of being satisfied at the Termination Date;
         or

                  (iv) if the Company shall elect to terminate this Agreement pursuant to Section 8.1(h), the Company shall pay the Termination Fee and Expenses prior to such termination.

The Company hereby acknowledges that the agreements contained in this Section
8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Co. would not enter into this Agreement; accordingly, if the Company fails to pay all amounts due to Parent on the dates specified, then the Company shall pay all costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Parent. Payment of the Termination Fee (together with any costs, expenses or interest paid pursuant to the immediately preceding sentence) shall be in lieu of any other liabilities or damages in respect of this Agreement and the transactions contemplated hereby, except as otherwise provided in clause (ii) of Section 8.2(a).

                  Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by the stockholders of the Company, but, after any such adoption, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  Section 9.1 Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements set forth in Article II and

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Section 6.9 (Indemnification; Directors' and Officers' Insurance); Section 6.12
(Post-Closing Operations); Section 6.13 (Integration Team); Section 6.14 (Parent Officers and Directors), Section 6.16 (Employee Benefits), this Section 9.1 and
Section 9.5 (Entire Agreement; No Third Party Beneficiaries) which shall be performed in whole or in part after the Effective Time.

                  Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                  (i)      if to Parent or Merger Co., to:

                  Manulife Financial Corporation
                  200 Bloor Street East
                  Toronto, Ontario
                  M4W 1E5
                  Attention: Dale Scott, Esq.
                  Fax No.: (416) 926-5805

                  with a copy to:

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention: Charles I. Cogut, Esq.
                             Gary I. Horowitz, Esq.
                             Maripat Alpuche, Esq.
                  Fax No.: (212) 455-2502

                  and

                  (ii)     if to the Company, to:

                  John Hancock Financial Services, Inc.
                  200 Clarendon Street
                  Boston, Massachusetts 02117
                  Attention: Wayne A. Budd, Esq.
                  Fax No.: (617) 572-6662

                  with a copy to:

                  Sullivan & Cromwell LLP
                  125 Broad Street
                  New York, New York 10004

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                  Fax No.: (212) 558-3588
                  Attention: H. Rodgin Cohen, Esq.
                             James C. Morphy, Esq.
                             Eric M. Krautheimer, Esq.

                  Section 9.3 Interpretation; Construction. (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" or "furnished" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrase "business day" shall mean any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in any of the City of New York, Wilmington, Delaware or the City of Toronto. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 28, 2003. The phrases "known" or "knowledge" mean, with respect to any party to this Agreement, the actual knowledge of any of such party's senior executive officers. All amounts expressed as "$" or dollars shall mean U.S. dollars.

                  (b) The parties have participated jointly in the negotiating and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  Section 9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

                  Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement to the extent provided in
Section 6.2(b), and (b) except for Section 6.9 (Indemnification; Directors' and Officers' Insurance), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 9.6 Governing Law; Jurisdiction. (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. Each of the Company, Parent and Merger Co. hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined exclusively in the Court of

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Chancery of the State of Delaware or the United States District Court for the
District of Delaware, and each of the Company, Parent and Merger Co. hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Co. hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  (b) Each of Parent, the Company and Merger Co. hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

                  Section 9.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is determined to be invalid or unenforceable,
(a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court or state court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

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                  Section 9.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS
AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                       83




                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MANULIFE FINANCIAL CORPORATION

                                    By: /s/ Dominic D. D'Alessandro
                                        ___________________________________
                                        Name: Dominic D. D'Alessandro
                                        Title: President and Chief Executive
                                               Officer

                                    JUPITER MERGER CORPORATION

                                    By: /s/ Dominic D. D'Alessandro
                                        ___________________________________
                                        Name: Dominic D. D'Alessandro
                                        Title: President

                                    JOHN HANCOCK FINANCIAL SERVICES, INC.

                                    By: /s/ David F. D'Alessandro
                                        ___________________________________
                                        Name: David F. D'Alessandro
                                        Title: Chairman, President and Chief
                                               Executive Officer